UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

India Globalization Capital, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☑	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies: Common stock, par value $0.0001 per share

(2)	Aggregate number of securities to which transaction applies: 0 shares (cash transaction)

(3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):  Not applicable.

(4)	Proposed maximum aggregate value of transaction: $56,000,000(1)*

(5)	Total fee paid: $2,166.50

☑	Fee paid previously with preliminary materials:

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Copies of all communications to:
Michael E. Blount, Esq.
Stanley S. Jutkowitz, Esq.
Seyfarth Shaw LLP
131 South Dearborn, Suite 2400
Chicago, Illinois 60603
(312) 460-5000

*Based on an exchange rate of $1.00 = INR 39.23 on November 19, 2007. Pursuant to paragraphs (c), (f)(1) and (f)(3) of Rule 457 and estimated solely for the purpose of calculating the filing fee.

  Preliminary Copies

INDIA GLOBALIZATION CAPITAL, INC.
4336 Montgomery Avenue
Bethesda, MD, 20814
(301) 983-0998

To the Stockholders of India Globalization Capital, Inc.:

You recently received our proxy statement dated February 6, 2008 (the “Proxy Statement”) concerning the upcoming special meeting of the stockholders of India Globalization Capital, Inc. (“we,” “us” or “IGC”). The Proxy Statement includes a proposal to approve the “Acquisition Proposal” of IGC acting directly or indirectly through one or more newly formed affiliates, consisting of the following proposed acquisitions: (a) acquisition of a 63% equity interest in Sricon Infrastructure Private Limited (“Sricon”), (b) the acquisition of convertible preference shares, and a direct equity interest in Techni Bharathi Limited (“TBL”) and (c) the acquisition from Odeon Limited of convertible preference shares of TBL, which when converted along with the convertible preference shares purchased directly from TBL would result in IGC owning a 77% equity interest in TBL.

Please note that we have rescheduled the special meeting of our stockholders to 10:00 a.m., Eastern Time, on Thursday, March 6, 2008, at the offices of Seyfarth Shaw, LLP, 815 Connecticut Avenue, N.W., Suite 500, Washington, D.C. 20006-4004.

Since we sent you the Proxy Statement, we have had further discussions with Sricon and TBL, and they have agreed in principle to loan us an aggregate of approximately $23,000,000 conditioned upon, and subsequent to, the consummation of the transactions contemplated by the Acquisition Proposal.  These loans, if made, would not change the terms of the Acquisition Proposal or any of the other proposals we have asked you to vote on at the special meeting of stockholders. The consummation of the transactions contemplated by the Acquisition Proposal is not conditioned on Sricon and TBL making the loans to us.

One of the potential uses of the loan proceeds may be to repurchase from a limited number of stockholders all or a portion of the shares of stock that they hold in exchange for each of the stockholders agreeing to vote such shares in favor of the Acquisition Proposal.  While we do not have any such agreements currently in place, we anticipate that the repurchases would be structured in a manner that would provide for settlement of the repurchases subsequent to the consummation of the transactions contemplated by the Acquisition Proposal (the “Acquisition”).  The funds for the repurchases would come solely from the Sricon and TBL loans, and we estimate that we could spend up to the total proceeds of the loans to repurchase shares.  Alternatively, we may use some or all the loan proceeds for general corporate purposes but currently have no specific plans for the use of the proceeds in this fashion.

Enclosed is a supplement to the Proxy Statement containing additional information concerning the Sricon and TBL loans and our proposed use of the loan proceeds. We urge you to read this material carefully. In particular, you should carefully consider the discussion in the section entitled “Additional Risk Factors” beginning on page 19 of the supplement.  We have also enclosed a new proxy card for your use if you have not yet voted on the matters to be considered at the special meeting or if you wish to change your prior vote after reviewing the supplement.

If you have any questions or need assistance in voting your shares, please call me at (301) 983-0998.

Sincerely yours,
/s/ Ram Mukunda
Ram Mukunda

SUPPLEMENT TO PROXY STATEMENT FOR SPECIAL MEETING OF
STOCKHOLDERS OF
INDIA GLOBALIZATION CAPITAL, INC.

MARCH 6, 2008

The following information amends and supplements the proxy statement dated February 6, 2008 (the “Proxy Statement”) previously sent to the stockholders of India Globalization Capital, Inc. (“we,” “us” or “IGC”) and should be read in conjunction with the Proxy Statement, which is incorporated herein by reference.

THE SRICON AND TBL LOANS

Terms of the Loans

Subsequent to the mailing date of the Proxy Statement, the Company has entered into agreements in principle with Sricon and TBL pursuant to which Sricon and TBL will loan us up to an aggregate of approximately $23,000,000 following the consummation of the transactions contemplated by the Acquisition Proposal on the following terms:

•	Sricon will lend us up to approximately $17,000,000 and TBL will lend us up to approximately $6,000,000.
•	The loans will bear interest at a rate equal to the applicable federal rate at the time the loans are made.
•
Principal and interest on the loans will be due and payable upon the earlier of the first anniversary of the loans and the consummation of the sale of all or substantially all of the assets or stock of IGC.

•	The loans may be prepaid at any time without penalty.
•	Our obligations under the loans will be unsecured.

The loans will be conditioned upon he consummation of the transactions contemplated by the Acquisition Proposal.  The terms of the Acquisition Proposal and the other proposals to be voted on at the special meeting of the stockholders remain unchanged, and the consummation of the transactions contemplated by the Acquisition Proposal is not conditioned on Sricon and TBL making the loans to us. When we enter into definitive agreements with respect to the loans, we will file a Form 8-K with the Securities and Exchange Commission which will include copies of the loan agreements as exhibits.

Use of Loan Proceeds

One of our potential uses of the loan proceeds not expressly contemplated by our prospectus or the Proxy Statement may be to repurchase from a limited number of stockholders in privately negotiated transactions all or a portion of the shares of stock that they hold in exchange for such stockholders agreeing to change their vote to vote in favor of the proposals presented at the stockholders meeting or granting us a proxy to vote their shares in our discretion.  We anticipate that the repurchases would be structured in a manner that would provide for settlement of the repurchases subsequent to the consummation of the transactions contemplated by the Acquisition Proposal and would be conditioned upon the approval and completion of the Acquisition Proposal.  We will not repurchase shares for an aggregate repurchase price in excess of the proceeds of the loans from Sricon and TBL.  At this time, we have not entered into any agreements with any stockholders with respect to the repurchase of our shares.  These shares would be purchased at prices to be negotiated between us and the stockholders, although we expect that the per share price would be equal to the per share amount held in trust for payment to the holders of our common stock who vote against the Acquisition Proposal and request conversion of their shares. The amount in the trust account in which a substantial portion of the proceeds of our initial public offering is deposited (the “Trust Account”) as of December 31, 2007 was approximately $5.92 per share (net of estimated taxes).  We intend to retire any shares repurchased in this fashion, reducing the number of our outstanding shares.  Alternatively, we may use some or the entire loan proceeds for general corporate purposes but currently have no specific plans for the use of the proceeds in this fashion.

Shares of our common stock that are purchased in such transactions will not be counted towards whether the holders of 20% or more of the shares of common stock issued in our initial public offering (“Public Shares”) have voted against the transaction and demanded that we convert their shares to their pro rata share of the Trust Account.  Our amended and restated certificate of incorporation provides that we cannot complete the Acquisition if the holders of 20% or more of the Public Shares vote against the Acquisition Proposal and demand conversion of their shares into a pro rata portion of the Trust Account.  While we expect that the purchase price of any shares we repurchase will be approximately equal to the price per share payable upon conversion, the shares repurchased will be voted in favor of the Acquisition Proposal and will not be eligible to elect conversion.  Accordingly, any repurchased shares would not be included with the shares that elect conversion.

Impact of the Loans On Us

As the loans and any stock repurchases would occur subsequent to, and be conditioned upon, the Acquisition Proposal, we do not anticipate that the loans or stock repurchases structured in the manner described above will have any impact on the funds available to our stockholders upon conversion of their shares or upon our liquidation if the Acquisition Proposal is not approved by our stockholders.

If we borrow the funds from Sricon and TBL we anticipate that we will not have sufficient cash remaining to repay the loans after payment of the purchase price for the acquisition of Sricon and TBL stock and the payments to any of our stockholders that elect to convert their shares into cash.  Accordingly, unless we receive sufficient revenues from the target companies or from holders of our warrants exercising the warrants we will likely need to raise additional funds to repay the loans.  Among the methods we may use to raise funds include the sale of additional equity securities, or the sale of debt securities together with equity securities, such as warrants, which would dilute our existing stockholders.

As disclosed in our Proxy Statement in the section entitled “Additional Investment Activity – Wind Farm Purchase Agreement”, we have also entered into a Contract Agreement dated April 29, 2007, as subsequently amended (“CWEL Purchase Agreement”), with Chiranjjeevi Wind Energy Limited, Arul Mariamman Textiles Limited, and Marudhavel Industries Limited (collectively, “CWEL”) pursuant to which IGC will acquire 100% of a 24-mega watt wind energy farm, consisting of 96 250-kilowatt wind turbines, located in Karnataka, India to be manufactured by CWEL (the “CWEL Acquisition”).  At closing, the purchase price for the 24-mega watt wind energy farm is INR 1,140,000,000 (approximately $28,500,000 based on a conversion ratio of $0.025 per INR.).  The price is subject to revision based on the prices of major components at closing. We have previously made a $250,000 deposit toward the purchase price.  The actual payments made to CWEL will be spread over nine to twelve months.  We noted in our Proxy Statement that we anticipate obtaining a credit facility for about $22.1 million to help finance the CWEL Acquisition.  We have not yet obtained this credit facility, and if the Sricon and TBL loans remain outstanding, it may be more difficult or expensive for us to obtain this facility than it would if we did not enter into the Sricon and TBL loans.  The CWEL Acquisition is not part of the Acquisition Proposal, and you will not be voting on the CWEL Acquisition at the stockholders meeting.

Impact of the Loans on Sricon and TBL

We believe that Sricon and TBL are capable of maintaining operations at their current levels with the portion of the purchase price they would respectively retain if they made the proposed loans to us.  However, without obtaining capital from other sources, they may lack sufficient capital in the short term to permit them to bid on larger build, operate and transfer (“BOT”) contracts, which could impact their long term revenues.  We believe that Sricon and TBL could obtain capital from other sources if the need arises, but the additional cost of that capital could negatively impact their earnings.

In the Proxy Statement, we identified a number of potential uses for the capital provided by us to the targets in order to improve their earnings margins.  See “The Acquisition Proposal – Industry Background: Infrastructure - Sricon Infrastructure Private Limited (Sricon) – Sricon Projections” and “The Acquisition Proposal – Industry Background: Infrastructure - Techni Bharathi Limited (TBL) – Short/Medium Term Margin Expansion” in the Proxy Statement.  These uses included paying vendors for raw materials in a more timely fashion, purchasing additional equipment and lowering interest costs by, among other things, improving the balance sheets of the targets.  We believe that if we repay the loans when due that Sricon and TBL should have sufficient capital on hand to apply to the first two of these uses over the next year.  However, the loans to us may result in a delay in the projected margin increases attributable to lowering interest costs depending on when the loans are repaid.  If we are unable to repay the loans on time, Sricon and TBL may not be able to maintain the projected margin improvements in future years.

INTERESTS OF OUR DIRECTORS AND OFFICERS IN THE ACQUISITION

If we are unable to consummate the Acquisition by March 8, 2008, we will be forced to liquidate.  When you consider the recommendation of our board of directors that you vote in favor of adoption of the Acquisition Proposal, you should keep in mind that certain of our directors and officers have interests in the Acquisition that are different from, or in addition to, your interest as a stockholder. These interests include, among other things, that if the Acquisition is not approved and we are required to liquidate, the stock and units issued to our executives and directors prior to the consummation of our public offering, including those purchased by our executives and directors in the private placement immediately preceding the public offering, will be worthless, because these shares will not participate in any distribution of the assets held in our Trust Account. As of the record date, our present and past executives, directors and advisors owned a total of 2,500,000 shares of our common stock and 170,000 of our Units. In addition, Richard Prins has received an option to purchase 71,250 units, at a strike price of $7.50, from the Underwriters Purchase Option (UPO) that we granted to the underwriter, Ferris, Baker Watts and Ranga Krishna, our Chairman of the Board, is entitled to receive 446,226 shares of our common stock if we consummate the Acquisition under the terms of a $4,300,000 loan made by Dr. Krishna to us, which loan shall be due and payable upon the earlier of 10 days after the completion of the Acquisition and December 24, 2008. The note evidencing the loan provides that Dr. Krishna will have no recourse against the Trust Account for repayment of the loan if we do not consummate a business combination.  Accordingly, if we do not consummate a business combination we may not have the funds available to repay Dr. Krishna’s loan,

     Mr. Suhail Nathani is a partner at the law firm of ELP in Mumbai, India. He is also one of our directors. His law firm is responsible for the legal due diligence and for drafting the purchase agreements. Our board of directors took the relationship into consideration, and debated the potential conflicts before approving the hiring of ELP for representing us in India. Nathani did not take part in the board’s approval process of choosing ELP as our Indian legal council. One of the key considerations that the board took into account was the experience that Nathani and other ELP partners have in mergers, acquisitions, Indian and US securities law and cross border relations. While ELP is paid their standard fee for the work they did and continue to do for us, there is no arrangement of a success fee of any kind associated with the Acquisition Proposal.

     In addition, we anticipate that following the completion of the Acquisition, Ranga Krishna will serve as the chairman of our board of directors, Ram Mukunda will serve as the executive chairman, president and chief executive officer, Sudhakar Shenoy, Suhail Nathani and Richard Prins will remain on our board of directors. Each of our directors and officers will, following the Acquisition, be compensated in such manner, and in such amounts, as our board of directors may determine to be appropriate, subject in the case of our officers to the requirements of any employment agreements entered into with them.

SELECTED SUMMARY HISTORICAL FINANCIAL INFORMATION

 Selected Summary Historical Financial Information

All three companies IGC, Sricon and TBL, have fiscal years that end at March 31. The following financial information is provided to assist you in your analysis of the financial aspects of the proposed acquisition transactions. IGC’s historical information is derived from (i) its audited financial statements as of March 31, 2007 and for the period from its inception (April 29, 2005) to March 31, 2007, and (ii) its unaudited condensed financial statements as of December 31, 2007 and for the nine months ended December 31, 2007 and 2006. Sricon’s historical information is derived from (i) its audited financial statements as at March 31, 2006 and 2007 and for the years ended March 31, 2005, 2006 and 2007, and (ii) its unaudited condensed financial statements as of December 31, 2007 and for the nine months ended December 31, 2007 and 2006.   TBL’s historical information is derived from (i) its audited financial statements as at March 31, 2006 and 2007, and for the years ended March 31, 2005, 2006 and 2007, and (ii) its unaudited condensed financial statements as of December 31, 2007 and for the nine months ended December 31, 2007 and 2006.  The information is only a summary and should be read in conjunction with each of IGC’s, Sricon’s and TBL’s historical financial statements and related notes.  The historical results included below and elsewhere herein are not indicative of the future performance of IGC, Sricon and TBL.

India Globalization Capital, Inc.
Selected Summary Statement of Income Data

(Amounts in US Dollars, except share data and as stated otherwise)	From Inception (April 29, 2005) to March 31, 2006	Year Ended March 31, 2007	Nine Months Ended December 31, 2006	Nine Months Ended December 31, 2007
Interest income	$210,584	$3,171,818	$2,414,645	$1,836,957
Income (loss) before income taxes	(398,840)	2,302,855	1,814,816	(118,277)
Provision for Income taxes	(45,000)	(784,858)	(623,625)	(40,026)
Net income (loss)	(443,840)	1,517,997	1,191,191	(78,251)
Weighted average shares outstanding – basic and diluted	3,191,000	13,974,500	13,974,500	13,974,500
Net income (loss) per share – basic and diluted	$(0.14)	$0.11	$0.09	$(0.01)

India Globalization Capital, Inc.
Selected Summary Balance Sheet Data

	March 31, 2006	March 31, 2007	December 31, 2007
ASSETS
Investments held in trust fund	$65,825,016	$66,104,275	$66,938,208
LIABILITIES AND STOCKHOLDERS' EQUITY
Common stock subject to possible conversion	12,762,785	12,762,785	12,762,785
Total stockholders’ equity	$50,170,702	$52,923,699	$52,845,448

Sricon Infrastructure Private Limited
Selected Summary Statement of Income Data

	Year Ended					Nine months ended
(Amounts in Thousand US Dollars except share data and as stated otherwise)	March 31, 2003	March 31, 2004	March 31, 2005	March 31, 2006	March 31, 2007	December 31, 2006	December 31, 2007
Revenue	$4,580	$15,298	$11,477	$11,011	$10,604	$8,404	$16,865
Income before income taxes	320	646	907	668	778	265	2,756
Income taxes	(69)	(199)	(363)	(186)	(368)	(108)	(561)
Net Income	251	446	544	482	410	157	2,195
Earning per share - basic and diluted	$0.12	$0.11	$0.19	$0.16	$0.14	$0.05	$0.75
Weighted average number of shares outstanding	95,200	183,259	2,932,159	2,932,159	2,932,159	2,932,159	2,932,159

Sricon Infrastructure Private Limited
Selected Summary Balance Sheet Data

(Amounts in Thousand US Dollars)	As of March 31, 2003	As of March 31, 2004	As of March 31, 2005	As of March 31, 2006	As of March 31, 2007	As of December 31, 2007
ASSETS
Accounts receivables	$234	$2,223	$2,128	$2,083	$2,751	$11,442
Unbilled receivables	357	984	974	2,980	2,866	1,896
Inventories	43	71	154	248	71	325
Property and equipment, net	1,461	3,098	3,424	4,347	4,903	5,599
BOT Project under progress	-	-	-	1,584	3,080	-
LIABILITIES
Short-term borrowings and current portion of long-term debt	-	359	5,103	3,868	3,646	3,940
Due to related parties	217	1,553	1,724	1,604	2,264	1,210
Long-term debt, net of current portion	404	1,089	1,278	1,855	2,182	2,264
Other liabilities	462	1,267	1,307	697	1,913	1,820
Total stockholders’ equity	$1,189	$2,822	$2,760	$3,740	$4,289	$9,219

 Techni Bharathi Limited
Selected Summary Statement of Operations Data

	Year Ended					Nine months ended
(Amounts in Thousand US Dollars, except share data and as stated otherwise)	March 31, 2003	March 31, 2004	March 31, 2005	March 31, 2006	March 31, 2007	December 31, 2006	December 31, 2007
Revenue	$13,145	$8,773	$8,954	$2,285	$4,318	$396	$5,042
Income (loss) before income taxes	722	(2,609)	(3,823)	(2,369)	401	(1,220)	3,184
Income taxes	322	(63)	515	62	135	12	(202)
Net (loss)/income	400	(2,672)	(3,308)	(2,307)	536	(855)	2,982
Earnings (loss) per share
Basic	$0.09	$(0.62)	$(0.77)	$(0.54)	$0.13	$(0.30)	$0.66
Diluted	$0.09	$(0.62)	$(0.77)	$(0.54)	$0.13	$(0.30)	$0.66
Weighted average number of shares outstanding
Basic	4,287,500	4,287,500	4,287,500	4,287,500	4,287,500	4,287,500	4,287,500
Diluted	4,287,500	4,287,500	4,287,500	4,287,500	4,287,500	4,287,500	4,287,500

Techni Bharathi Limited
Selected Summary Balance Sheet Data

(Amounts in Thousand US Dollars)	As of March 31, 2003	As of March 31, 2004	As of March 31, 2005	As of March 31, 2006	As of March 31, 2007	As of December 31, 2007
ASSETS
Cash and cash equivalents	$200	$107	$83	$69	$1,208	$157
Inventories	4,728	4,922	4,459	4,182	1,284	1,585
Prepaid and other assets	1,777	2,070	1,765	1,275	1,231	75
Property, plant and equipment (net)	3,622	3,985	3,463	2,417	2,265	2,106
LIABILITIES
Short term borrowings and current portion of long-term loan	1,495	6,614	6,291	8,125	6,079	4,142
Trade payable	3,348	2,738	3,341	987	1,502	886
Long term debts, net of current portion	4,883	2,892	3,897	3,656	2,333
Advance from customers	1,488	2,755	3,057	2,997	1,877	846
Total Stockholders' equity	$2,927	$320	$(3,032)	$(5,438)	$(4,895)	$(1,172)

UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENT

The following unaudited pro forma condensed balance sheet combines the historical balance sheets of Sricon, TBL and IGC as of December 31, 2007, giving effect to the Acquisition as if it had been consummated on December 31, 2007.

The following unaudited pro forma condensed statement of operations for the nine months ended December 31, 2007 combines the condensed unaudited statements of operations of TBL for the nine  months ended December 31,  2007 and the condensed unaudited statement of operations of Sricon for the nine months ended December 31, 2007 with the unaudited statement of operations of IGC for the nine months period ended December 31, 2007, giving effect to the Acquisition as if it had occurred at the beginning of the periods presented.

The following unaudited pro forma statement of operations for the fiscal year ended March 31, 2007 combines the audited statements of operations of TBL for the fiscal year ended March 31, 2007 and the audited statement of operations of Sricon for the fiscal year ended March, 2007 with the audited statement of operations of IGC for the fiscal year ended March 31, 2007, giving effect to the Acquisition as if it had occurred at the beginning of the periods presented.

The historical financial information has been adjusted to give effect to pro forma events that are directly attributable to the Acquisition, are factually supportable and are expected to have a continuing impact on the combined results.

In addition to the Acquisition Proposal we expect to fund a wind energy farm that will be constructed by CWEL. The 24-mega watt wind energy farm is expected to cost INR 1,140,000,000 (about USD 28.5 million, at an exchange rate of INR 40 per USD). We expect to fund the construction of the wind energy farm through a yet to be formed, wholly owned Indian subsidiary called IGC-Power. We expect to invest approximately USD 6,150,000 in equity to capitalize IGC-Power, transfer the deposit of $250,000 from CWEL to IGC-Power and anticipate obtaining a credit facility for about USD 22.1 million. No arrangements have yet been made for the debt financing.  We expect to file a Form 8-K setting forth the details of the debt financing if and when the arrangements are finalized.  Because the wind farm has not yet been constructed, the pro forma financial statements do not reflect the impact of the proposed wind farm because such inclusion would constitute a forecast or projection.  However, the $250,000 we have paid as a deposit on the wind farms is reflected on the pro forma statements.

The unaudited pro forma condensed unaudited balance sheet information at December 31, 2007, and the unaudited pro forma condensed statement of operations for the nine months ended December 31, 2007, and the fiscal year ended March 31, 2007, have been prepared using two different levels of approval of the transaction by the IGC stockholders, as follows:

·	Assuming No Exercise of Redemption Rights: This presentation assumes that none of the IGC stockholders exercise their redemption rights; and
·	Assuming Maximum Exercise of Redemption Rights: This presentation assumes that stockholders holding 2,259,770 common stock exercise their redemption rights.

In addition, a third case is also presented:  After the business transaction is consummated and conditioned on the business combination being consummated, we expect that our subsidiaries Sricon and TBL will loan IGC up to about $23 Million.  We may use some or all of this cash to purchase IGC shares from a limited number of our shareholders.  We expect to pay no more than an amount equal to the per share amount in escrow as of the closing, expected to be about $5.92 per share.  The Pro Forma scenario presented here assumes that all $23 Million will be used to purchase shares and maximum exercise of redemption rights.

·	Assuming that we use $23 Million to purchase and retire shares and assuming Maximum Exercise of Redemption Rights.

We are providing the following information to aid you in your analysis of the financial aspects of the acquisition.

We derived the pro forma information for the nine months ended December 31, 2007 from the condensed unaudited condensed financial statements of Sricon for the nine months ended December 31, 2007, the condensed unaudited financial statements of TBL for the nine months ended December 31, 2007 and from the unaudited condensed financial statements of IGC for the nine months ended December 31, 2007.

We derived the pro forma information for the fiscal year ended March 31, 2007 from the audited financial statements of Sricon, TBL and IGC for the fiscal year ended March 31, 2007.

This information should be read together with IGC’s audited and unaudited financial statements and related notes, the Sricon audited and unaudited financial statements and related notes, the TBL audited and unaudited financial statements and related notes and other financial information included elsewhere in the proxy statement.

The unaudited pro forma condensed information is for illustrative purposes only. The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro forma condensed financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience. IGC, Sricon and TBL have not had any historical relationships prior to the Acquisition. Accordingly, no pro forma adjustments were required to eliminate activities among the companies.

In the proposed acquisition of Sricon, IGC intends to acquire 4,041,676 newly-issued equity shares directly from Sricon and 351,840 equity shares from the promoters so that at the conclusion of the transactions contemplated by the Sricon Subscription Agreement, IGC will own   approximately   63% of the outstanding equity shares of Sricon in exchange for consideration consisting of: (i) INR 120,000,000 (approximately $3,000,000 at an exchange rate of INR 40 per USD) in cash at closing for the Sale Shares, representing a price per share of INR 341.06 (approximately $8.53 per share at an exchange rate of INR 40 per USD), (ii) INR 1,030,000,000 (approximately $25,750,000 at an exchange rate of INR 40 per USD) in cash at closing for the New Sricon Shares, representing a price per share of INR 254.84 approximately $6.37 at an exchange rate of INR 40 per USD).

In the proposed acquisition of TBL, IGC intends to acquire 7,150,000 newly-issued equity shares and 12,500,000 newly-issued 6% compulsorily convertible preference shares (CPS), which may be converted to 2,100,000 shares of common stock, directly from TBL, and 5,000,000 convertible preference shares of TBL (the “TBL Preference Shares”) from Odeon so that at the conclusion of the transactions contemplated by the TBL Subscription Agreement, IGC will own, assuming both convertibles are converted, approximately 77% of the outstanding equity shares of TBL on a fully-diluted basis for consideration consisting of: (i) INR 275,000,000 (approximately  $6,875,000 at an exchange rate of INR 40 per USD) in cash at closing for the 7,150,000 new equity shares, representing a price per share of INR 38.46 (approximately $0.96 at an exchange rate of INR 40 per USD), (ii) INR 125,000,000 (approximately $3,125,000 at an exchange rate of INR 40 per USD) in cash at closing for the CPS, representing a price per share of INR 10.00 (approximately $0.25 at an exchange rate of INR 40 per USD) and (iii) $2,000,000 in cash at closing for the TBL convertible preference shares acquired from Odeon, representing a price per share of $0.40.

The Acquisition will be accounted for as a business combination with IGC as the accounting acquirer. The determination of IGC as the accounting acquirer has been made based on an evaluation of the relevant factors and circumstances of the Acquisition, including among other factors that IGC stockholders will own a majority stake of the acquired companies upon consummation of the Acquisition, and that certain members of IGC’s board of directors will serve on the board of directors of the acquired companies.  Under the purchase method of accounting, the assets and liabilities of Sricon and TBL acquired by IGC will be recorded as of the acquisition date at their respective fair values, and added to those of IGC.

The purchase price for the respective acquisitions will be determined based on the cash consideration given in exchange for the issued and outstanding shares of Sricon and TBL.  The allocation of the purchase price including the evaluation and computation of deferred taxes, if any, resulting from the Acquisition reflected in the unaudited pro forma condensed financial statements is preliminary and subject to change based on finalization of IGC’s valuation of the acquired assets and liabilities of Sricon and TBL. The pro forma information presented, for the purchase price allocation, is based on preliminary estimates of the fair values of assets acquired and liabilities assumed in connection with the Acquisition.  These preliminary estimates are based on available information and certain assumptions we consider reasonable and may be revised as additional information becomes available. These preliminary valuation estimates were derived by management and are reflected in the fair values in these unaudited pro forma condensed financial statements. The final purchase price allocation for the Acquisition will be dependent upon the finalization of asset and liability valuations, which may depend in part on prevailing market rates and conditions. A final determination of these fair values will include assistance provided by an independent appraiser, which will be completed subsequent to the consummation of the Acquisition. These final valuations will be based on the actual net tangible and intangible assets that existed as of the closing date of the Acquisition. Any final adjustments may change the allocations of purchase price, which could affect the fair value assigned to the assets acquired and liabilities assumed and could result in a material change to the unaudited pro forma condensed financial statements, including the amount recorded in respect of goodwill.

SELECTED UNAUDITED PRO FORMA CONDENSED BALANCE SHEET INFORMATION
AS OF DECEMBER 31, 2007

	Consolidated	Consolidated	Consolidated
	Assuming No	Assuming Maximum	Assuming Maximum
	Exercise of	Exercise of	Buy Back of Stock
	Redemption Rights	Redemption Rights	and Maximum Recemption

Total Current Assets	$77,301,079	$64,256,552	$41,256,552
Property and equipment, net	7,704,887	7,704,887	7,704,887
Goodwill	13,068,689	13,068,689	13,068,689
Total Assets	102,759,290	89,714,763	66,714,763
Long-term debt, net of current portion	3,028,474	3,028,474	3,028,474
Minority Interest	14,980,406	14,980,406	14,980,406
Total stockholders’ equity	65,349,484	52,304,957	29,304,957

UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
AS OF DECEMBER 31, 2007

				Pro Forma		Consolidated			Consolidated			Consolidated
	Sricon	TBL	IGC	Adjustments		Assuming No			Assuming			Assuming
						Exercise of			Maximum			Maximum
						Redemption			Exercise of			Buy Back of
						Rights			Redemption			Stock and
									Rights			and Maximun
												Redemption
ASSETS

Current Assets:
Cash and cash equivalents	$866,436	$156,882	$2,208,160	66,938,208	(a)	$55,659,040	(12,762,785)	(h)	$42,614,513	(23,000,000)	(a)	$19,614,513
				35,750,000	(a)		(281,742)	(h)
				(32,340,721)	(a)
				(5,000,000)	(a)
				(5,182,287)	(d)
				(4,216,988)	(e)
				(1,769,400)	(f)
				(1,601,250)	(g)
				(150,000)	(a)
Accounts Receivable	11,442,073	644,041	-			12,086,114			12,086,114			12,086,114
Unbilled Receivables	1,895,829	-	-			1,895,829			1,895,829			1,895,829
Inventories	325,004	1,585,455	-			1,910,459			1,910,459			1,910,459
Investments held in Trust Fund	-	-	66,938,208	(66,938,208)	(a)	-			-			-
Interest Receivable - Convertible Debenture	-	-	217,479			217,479			217,479			217,479
Convertible debenture in MBL	-	-	3,000,000			3,000,000			3,000,000			3,000,000
Loan Acquisition Costs	-	-	237,705	150,000	(a)	-			-			-
				(387,705)	(a)
Prepaid Taxes	-	-	49,289			49,289			49,289			49,289
Restricted cash	-	40,393				40,393			40,393			40,393
Prepaid expenses and other current assets	818,272	74,790	7,625			900,687			900,687			900,687
Due from related parties	1,455,065	86,725	-			1,541,790			1,541,790			1,541,790
Total Current Assets	16,802,679	2,588,285	72,658,466			77,301,079			64,256,552			41,256,552

Property and equipment, net	5,598,892	2,105,995	-	-		7,704,887			7,704,887			7,704,887
Goodwill	-	-	-	13,068,689	(a)	13,068,689			13,068,689			13,068,689
Investment – others	92,401	78,660	-			171,061			171,061			171,061
Deposit towards acquisitions	-	-	3,670,000	(3,409,279)	(a)	260,721			260,721			260,721
Restricted cash, non-current	240,222	178,208	-			418,430			418,430			418,430
Deferred acquisition costs	-	-	233,189	1,601,250	(g)	699,117			699,117			699,117
				(1,135,322)	(a)
Deferred tax assets, net of valuation allowance	-	166,153	891,547			1,057,700			1,057,700			1,057,700
Other assets	814,001	1,263,605	-			2,077,606			2,077,606			2,077,606
Total Assets	$23,548,195	$6,380,906	$77,453,202			$102,759,290			$89,714,763			$66,714,763

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Short-term borrowings and current portion of long-term debt	$3,940,048	4,142,008	-			8,082,056			8,082,056			8,082,056
Trade payables	788,086	885,831	-			1,673,917			1,673,917			1,673,917
Advance from Customers	1,134,020	-				1,134,020			1,134,020			1,134,020
Accrued expenses	-	-	$851,613	(87,287)	(d)	547,337			547,337			547,337
				(216,989)	(e)
Notes payable to stockholders	-	-	5,095,000	(5,095,000)	(d)	-			-			-
Deferred trust interest	-	-	281,742	(281,742)	(h)	-			-			-
Note Payable to Oliveira Capital, LLC	-	-	3,847,214	(3,847,214)	(e)	-			-			-
Due to Underwriters	-	-	1,769,400	(1,769,400)	(f)	-			-			-
Due to related parties	1,209,962	-	-			1,209,962			1,209,962			1,209,962
Other current liabilities	2,507,840	915,734	-			3,423,574			3,423,574			3,423,574
Total current liabilities	9,579,956	5,943,574	11,844,969			16,070,867			16,070,867			16,070,867

Long-term debt, net of current portion	2,264,373	764,101	-			3,028,474			3,028,474			3,028,474
Advance from Customers	-	845,606	-			845,606			845,606			845,606
Deferred taxes on income	664,438	-	-			664,438			664,438			664,438
Other liabilities	1,820,015	-	-			1,820,015			1,820,015			1,820,015
Total Liabilities	$14,328,782	$7,553,281	$11,844,969			$22,429,400			$22,429,400			$22,429,400

Minority Interest	-	-	-	14,980,406	(a)	14,980,406			14,980,406			14,980,406
Common stock subject to possible conversion, 2,259,770 at conversion value	-	-	12,762,785	(12,762,785)	(h)	-			-	-		-

STOCKHOLDERS’ EQUITY
Preferred Stock	-	1,182,033	-	(1,182,033)	(a)	-			-			-
Common stock	674,000	988,000	1,397	(1,662,000)	(a)	2,173	(226)	(h)	1,947	(389)	(a)	1,558
				226	(h)
				550	(a)
Additional paid-in capital	726,000	199,000	51,848,145	35,750,000	(a)	67,877,154	(12,762,559)	(h)	55,114,595	(22,999,611)	(a)	32,114,984
				(36,675,000)	(a)
				12,762,559	(h)
				3,266,450	(a)
Money received pending allotment	3,239,279			(3,239,279)	(a)	-			-			-
Retained earnings	4,079,895	(3,097,878)	995,906	(982,017)	(a)	(2,529,843)	(281,742)	(h)	(2,811,585)	-		(2,811,585)
				(152,786)	(e)
				281,742	(h)
				(387,705)	(a)
				(3,267,000)	(a)
Accumulated other comprehensive (loss) income	500,239	(443,530)	-	(56,709)	(a)	-			-			-
Total stockholders’ equity	9,219,413	(1,172,375)	52,845,448			65,349,484			52,304,957			29,304,957

Total liabilities and stockholders’ equity	$23,548,195	$6,380,906	$77,453,202			$102,759,290			$89,714,763			$66,714,763

See Notes to unaudited Pro Forma Condensed Balance Sheet

NOTES TO UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
AS OF DECEMBER 31, 2007

The unaudited condensed pro forma balance sheet combines the balance sheets of Sricon, TBL and IGC as of December 31, 2007 assuming that the Acquisition had been completed as of December 31, 2007. The historical balance sheets used in the preparation of the pro forma financial statements have been derived from Sricon’s, TBL’s and IGC’s unaudited financial statements as of December 31, 2007. Pro forma adjustments are necessary to record the accounting for the Acquisition, including a preliminary allocation of purchase price to the estimated fair values of assets and liabilities acquired. No pro forma adjustments were required to conform Sricon’s or TBL’s accounting policies to IGC’s accounting policies. Descriptions of the adjustments included in the unaudited pro forma condensed balance sheet are as follows:

(a)
(i) Reflects the release of IGC’s restricted cash held in trust to cash and cash equivalents as a result of the acquisition for the payment of the purchase prices of Sricon and TBL as well as the payment of unpaid acquisition costs.

Amount released from escrow	$66,938,208
Described in Note b	$35,750,000
$2,000,000 for the purchase of CPS from Odeon and $3,000,000 for the purchase of shares from the promoters of Sricon.	$5,000,000

(ii) Estimated total purchase price is derived as the payment of approximately $35,750,000 in cash.  We have a deposit with CWEL in the amount of $250,000.  The components of the purchase price for Sricon and TBL are summarized as follows:

	Sricon	TBL	Total
New Equity Shares	$25,750,000	$6,875,000	$32,625,000
New Preference Shares	-	3,125,000	3,125,000
Equity Shares Purchased from existing shareholders	3,000,000	-	3,000,000
Preference Shares Purchased from existing shareholders	-	2,000,000	2,000,000
Allocation of estimated acquisition costs	746,941	388,381	1,135,322

	$29,496,941	$12,388,381	$41,885,322

Amount paid for the subscription of new equity shares	$32,625,000
Amount paid for new preference shares	$3,125,000
Total shown in Pro Forma	$35,750,000

In accordance with Statement of Financial Accounting Standards, or SFAS, No. 141 “Business Combination”, under the purchase method of accounting, the total estimated purchase price for each Sricon and TBL has been allocated to Sricon’s and TBL’s net tangible and intangible assets based on their estimated fair values as of the date of the consummation of the purchase. The estimated purchase price included on the accompanying unaudited pro forma condensed balance sheet is based on the preliminary allocation of purchase price to the estimated fair values of assets acquired and liabilities assumed, and is subject to material changes upon receipt of the final valuation as described in the introduction to these unaudited pro forma condensed financial statements.  The preliminary estimate of the purchase price allocation, including recognition of goodwill, is as follows:

	Sricon	TBL	Total
Current assets	$26,808,187	$9,676,767	$36,484,954
Property and equipment, net	3,527,302	1,618,904	5,146,206
Other non current assets	722,373	1,296,530	2,018,903
Goodwill	7,466,211	5,602,478	13,068,689
Short-term borrowings and current portion of long-term debt	(2,482,230)	(3,184,012)	(5,666,242)
Other Current liabilities	(3,553,142)	(1,384,885)	(4,938,027)
Long-term debt, net of current portion	(1,426,555)	(587,374)	(2,013,929)
Other non-current liabilities	(1,565,205)	(650,027)	(2,215,232)
Total	$29,496,941	$12,388,381	$41,885,322

Goodwill is calculated as the difference between tangible and intangible net assets (liabilities) acquired and the estimated purchase price.   In accordance with Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets,” if the management of IGC determines that the value of goodwill or intangible assets with indefinite lives has become impaired, IGC will incur an accounting charge for the amount of impairment during the fiscal quarter in which the determination is made.

(iii) Reflects the elimination of deferred acquisition costs as of December 31, 2007

(iv) Reflects the elimination of each of Sricon’s, TBL’s, and IGC historical capital stock amounts, paid-in capital, treasury stock, accumulated deficits and other comprehensive income and the resulting adjustment to minority interest.  Minority interest is generated as IGC is purchasing 63% and 77% of Sricon and TBL respectively.

(v)
After the consummation of the business transaction we will borrow up to an aggregate of $23 million from our subsidiaries Sricon and TBL.  The interest paid to our subsidiaries would be eliminated in the intercompany eliminations, except for the minority share.  We estimate using an annualized interest of 3%, the minority interest component that would not be eliminated to be about $230,000 for the period of one year.  This amount is not included in the Pro Forma.

(vi)	As part of obtaining investors in the Bridge Loan we agreed to pay Ferris Baker, Watts and Maxim
Group a total of $300,000.  Of this amount, $150,000 is due upon a successful business combination.

(vii)  A total of $170,000 was expensed in the December quarter.  This amount reflects the differed acquisition cost related to the MBL transaction which the Company believes is improbable.

(viii) With respect to the Bridge loan we agreed to compensate the lenders with 550,000 shares of our common stock.  These shares are due at the closing of a successful business combination.  We estimated using the Black-Scholes model the value of these shares to be $3,267,000.

(b) This amount reflects the adjustment to the provision (benefit) for income taxes as a result of net operating losses generated for Federal and State income tax purposes on a combined basis.

(c)
i.
For December 31, 2007: The basic shares include shares sold in the IPO, founder’s shares and shares sold in the private placement and shares awarded to the Bridge Investors.   The fully diluted shares include basic shares plus the following: shares arising from the exercise of warrants sold as part of the units in the offering plus shares arising from the exercise of warrants issued to Oliveira Capital.   The UPO issued to the underwriters (1,500,000 shares) is not considered in this calculation as the strike price for the UPO is “out of the money” at $6.50 per share. The historical weighted average per share, for our shares, through December 31, 2007, was applied using the treasury method of calculating the fully diluted shares.   The calculation for fully diluted shares includes 2,905,608 shares and excludes 20,468,392 shares from the EPS computations.  In the event that there is maximum redemption, a total of 2,259,770 could potentially be redeemed.  The shares outstanding for the maximum redemption scenario are the shares in the case of no redemption less 2,259,770.  For the third case involving a share purchase from a limited number of our investors, the number of shares bought is calculated at a purchase price of $5.92 per share.

ii.
For FYE March 31, 2007: The basic shares include shares sold in the IPO, founder’s shares and shares sold in the private placement and shares awarded to the Bridge Investors.   The fully diluted shares include basic shares plus the following: shares arising from the exercise of warrants sold as part of the units in the offering plus shares arising from the exercise of warrants issued to Oliveira Capital.   The UPO issued to the underwriters (1,500,000 shares) is not considered in this calculation as the strike price for the UPO is “out of the money” at $6.50 per share. The historical weighted average per share, for our shares, through March 31, 2007 was applied using the treasury method of calculating fully diluted shares.   The calculation for fully diluted shares includes 2,972,025 shares and excludes 20,401,975 shares from the EPS computations. In the event that there is maximum redemption, a total of 2,259,770 could potentially be redeemed.  The shares outstanding for the maximum redemption scenario are the shares in the case of no redemption less 2,259,770.  For the third case involving a share purchase from a few of our investors, the number of shares bought is calculated at a purchase price of $5.92 per share.

(d) Reflects the repayment of notes payable to the founding stockholders inclusive of accrued interest.

(e) Reflects the repayment of notes payable to Oliveira Capital, LLC inclusive of accrued interest.

(f) Reflects the payment of deferred compensation due to the underwriters arising from the IPO.

(g) Reflects the payment of acquisition costs inclusive of payments to Ferris, Baker Watts, Inc. and SG Americas Securities, LLC., our underwriters.

(h)
(i) Assuming No Exercise of Redemption Rights
Reflects the transfer of common stock subject to possible conversion and deferred trust interest to common stock, additional paid in capital and retained earnings.

(ii) Assuming Maximum Exercise of Redemption Rights
Reflects the payment of common stock subject to possible conversion and deferred trust interest.

UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED DECEMBER 31, 2007

				Pro Forma		Consolidated			Consolidated			Consolidated
	Sricon	TBL	IGC	Adjustments		Assuming No			Assuming			Assuming
						Exercise of			Maximum			Maximum
						Redemption			Exercise of			Buy Back of
						Rights			Redemption			Stock and
									Rights			and Maximun
												Redemption

Revenue	$16,865,236	$5,041,565	$-			$21,906,801			$21,906,801			$21,906,801
Cost of revenue	(10,793,156)	(3,803,513)	-			(14,596,669)			(14,596,669)			(14,596,669)

Gross profit	6,072,080	1,238,052	-			7,310,132			7,310,132			7,310,132

Selling, general and administrative expenses	(2,166,116)	(139,719)	-			(2,305,835)			(2,305,835)			(2,305,835)
Depreciation	(335,468)	(356,357)	-			(691,825)			(691,825)			(691,825)

Operating income	3,570,496	741,976	-			4,312,472			4,312,472			4,312,472

Legal and formation, travel and other start up costs	-	-	(670,534)			(670,534)			(670,534)			(670,534)
Interest expense	(899,760)	(326,739)	(1,284,700)	46,087	(i)	(2,465,112)			(2,465,112)			(2,465,112)
Interest income	53,393	34,953	1,836,957	249,216	(j)	1,616,033	(406,541)	(k)	1,209,492	(716,810)	(k)	492,682
				(558,486)	(k)
Other Income	32,239	2,733,631	-			2,765,870			2,765,870			2,765,870
Income before income taxes	2,756,368	3,183,822	(118,277)			5,558,730			5,152,189			4,435,379
Provision for income taxes, net	(560,623)	(201,672)	40,026	89,063	(b)	(633,206)	137,577	(b)	(495,629)	242,575	(b)	(253,054)
Income after income taxes	2,195,745	2,982,150	(78,251)			4,925,524			4,656,560			4,182,325
Provision for Dividend on Preference Stock and its Tax	-	(132,028)	-			(132,028)			(132,028)			(132,028)
Minority interest				(1,467,954)	(p)	(1,467,954)			(1,467,954)			(1,467,954)
Net Income	$2,195,745	$2,850,122	$(78,251)			$3,325,542			$3,056,578			$2,582,343

Net income per share: basic	$0.75	$0.66	$(0.01)			$0.23			$0.25			$0.31
Net income per share: diluted	$0.75	$664.75	$(0.01)			$0.19			$0.20			$0.23

Weighted average number of shares outstanding - basic	2,932,159	4,287,500	13,974,500			14,524,500		(c)	12,264,730		(c)	8,379,595
Weighted average number of shares outstanding - diluted	2,946,732	8,037,500	13,974,500			17,430,108		(c)	15,170,338		(c)	11,285,203

 See Notes to unaudited Pro Forma Condensed Statement of Operations

NOTES TO UNAUDITED PRO FORMA CONDENSED
STATEMENTS OF OPERATIONS
FOR THE NINE MONTHS ENDED DECEMBER 31, 2007

The unaudited pro forma condensed statement of operations for the nine months ended December 31,  2007 combines the unaudited condensed statements of operations of Sricon for the nine months ended December 31, 2007, the unaudited condensed statement of operations of TBL for the nine months ended December 31, 2007 and the unaudited condensed statement of operations of IGC for the nine months ended December 31, 2007, assuming that the Acquisition occurred at the beginning of the periods presented. The historical statements of operations of Sricon, TBL and IGC for the nine months ended December 31, 2007 have been derived from the companies’ unaudited statements of operations for such period.

Descriptions of the adjustments included in the unaudited pro forma condensed statements of operations are as follows:

(b) , (c) See page 14 for description.

(i) The amount reflects a decrease in the amount of IGC’s interest expense arising from the retirement of the Founding Stockholder’s notes.

(j) Reflects the reduction of deferred trust interest because of the redemption of common stock.

(k)

(i) Assuming No Exercise of Redemption Rights
Reflects a reduction of IGC’s interest income due to the payment of cash to the Promoters and shareholders of Sricon and TBL in connection with the Acquisition and retirement of Founding Stockholder notes, payment of the note payable to Oliveira Capital LLC, acquisition costs and the deferred compensation paid to the underwriters arising from the IPO.  The estimate of reduction in interest income is based on the combined entity having approximately $17,919,925 less in cash and cash equivalents, at an average rate of return consistent with that earned by IGC, of approximately 3.12% for the nine months ended December 31, 2007.

(ii) Assuming  Exercise of Redemption Rights
Reflects a reduction of IGC’s interest income due to the payment of cash to the Promoters and shareholders of Sricon and TBL in connection with the Acquisition and retirement of Founding Stockholder notes, payment of the note payable to Oliveira Capital LLC, acquisition costs and the deferred compensation paid to the underwriters arising from the IPO, payment of common stock subject to possible conversion and deferred trust interest.  The estimate of reduction in interest income is based on the combined entity having approximately $30,964,452 less in cash and cash equivalents, at an average rate of return consistent with that earned by IGC, of approximately 3.12% for the nine months ended December 31, 2007.

(iii) Assuming Share purchase and maximum redemption rights.
Reflects a reduction of IGC’s interest income due to the payment of cash to the Promoters and shareholders of Sricon and TBL in connection with the Acquisition and retirement of Founding Stockholder notes, payment of the note payable to Oliveira Capital LLC, acquisition costs and the deferred compensation paid to the underwriters arising from the IPO, payment of common stock subject to possible conversion, purchase of stock and deferred trust interest.  The estimate of reduction in interest income is based on the combined entity having approximately $53,964,452 less in cash and cash equivalents, at an average rate of return consistent with that earned by IGC, of approximately 3.12% for the nine months ended December 31, 2007.

(l) This amount reflects the adjustment to the provision (benefit) for income taxes as a result of net operating losses generated for Federal and State income tax purposes on a combined basis.

(p) See page 18 for description.

UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
 FOR THE YEAR ENDED MARCH 31, 2007

				Pro Forma		Consolidated			Consolidated			Consolidated
	Sricon	TBL	IGC	Adjustments		Assuming No			Assuming			Assuming
						Exercise of			Maximum			Maximum
						Redemption			Exercise of			Buy Back of
						Rights			Redemption			Stock and
									Rights			and Maximun
												Redemption

Revenue	$10,604,093	$4,318,000	$-			$14,922,093			$14,922,093			$14,922,093
Cost of revenue	(8,100,559)	(2,656,000)	-			(10,756,559)			(10,756,559)			(10,756,559)

Gross profit	2,503,534	1,662,000	-			4,165,534			4,165,534			4,165,534

Selling, general and administrative expenses	(1,114,548)	(458,000)	-			(1,572,548)			(1,572,548)			(1,572,548)
Depreciation	(243,309)	(207,000)	-			(450,309)			(450,309)			(450,309)

Operating income	1,145,677	997,000	-			2,142,677			2,142,677			2,142,677

Legal and formation, travel and other start up costs	-	-	(765,047)			(765,047)			(765,047)			(765,047)
Interest expense	(532,717)	(1,144,000)	(103,916)	41,200	(m)	(1,739,433)			(1,739,433)			(1,739,433)
Interest income	65,874	16,000	3,171,818	32,526	(n)	2,689,114	(620,241)	(o)	2,068,873	(1,114,904)	(o)	953,969
				(597,104)	(o)
Other Income	99,945	532,000	-			631,945			631,945			631,945
Income before income taxes	778,779	401,000	2,302,855			2,959,256			2,339,015			1,224,111
Provision for income taxes, net	(368,485)	135,000	(784,858)	178,377	(b)	(839,966)	211,390	(b)	(628,576)	316,458	(b)	(312,118)
Income after income taxes	410,294	536,000	1,517,997			2,119,290			1,710,439			911,993
Provision for Dividend on Preference Stock and its Tax	-	-	-			-			-			-
Minority iinterest				(275,089)	(p)	(275,089)			(275,089)			-
Net Income	$410,294	$536,000	$1,517,997			$1,844,201			$1,435,350			$911,993

Net income per share: basic	$0.14	$0.13	$0.11			$0.13			$0.12			$0.12
Net income per share: diluted	$0.14	$0.34	$0.11			$0.11			$0.10			$0.08

Weighted average number of shares outstanding - basic	2,932,159	4,287,500	13,974,500			13,974,500		(c)	11,714,730		(c)	7,829,595
Weighted average number of shares outstanding - diluted	2,932,159	4,287,500	13,974,500			16,946,525		(c)	14,686,755		(c)	10,801,620

See Notes to unaudited Pro Forma Condensed Statement of Operations

NOTES TO UNAUDITED PRO FORMA CONDENSED
STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED MARCH 31, 2007

The unaudited pro forma condensed statement of operations for the year ended March 31, 2007 combines the audited statements of operations of Sricon for the fiscal year ended March 31, 2007, the audited statement of operations of TBL for the fiscal year ended March 31, 2007 and the audited statement of operations of IGC for the fiscal year ended March 31, 2007, assuming that the Acquisition occurred at the beginning of the periods presented. The historical statements of operations of Sricon, TBL and IGC the fiscal year ended March 31, 2007 have been derived from the companies’ audited statements of operations for such period.

Descriptions of the adjustments included in the unaudited pro forma condensed statements of operations are as follows:

(b), (c) See page 14 for description.

(m) The amount reflects a decrease in the amount of IGC’s interest expense arising from the early retirement of the Founding Stockholder’s notes.

(n) Reflects the reduction of deferred trust interest because of the redemption of common stock.

(o)

(i) Assuming No Exercise of Redemption Rights
Reflects a reduction of IGC’s interest income due to the payment of cash to the Promoters and shareholders of Sricon and TBL in connection with the Acquisition, retirement of Founding Stockholder notes, early repayment of notes payable to Oliveira Capital LLC, acquisition costs and the deferred compensation paid to the underwriters arising from the IPO, payment of common stock subject to possible conversion and deferred trust interest.  The estimate of reduction in interest income is based on the combined entity having approximately $12,318,014 less in cash and cash equivalents, at an average rate of return consistent with that earned by IGC, of approximately 4.85% for the fiscal year ended March 31, 2007.

(ii) Assuming Maximum Exercise of Redemption Rights
Reflects a reduction of IGC’s interest income due to the payment of cash to the Promoters and shareholders of Sricon and TBL in connection with the Acquisition, retirement of Founding Stockholder notes, early repayment of notes payable to Oliveira Capital LLC, acquisition costs and the deferred compensation paid to the underwriters arising from the IPO.  The estimate of reduction in interest income is based on the combined entity having approximately $25,113,325 less in cash and cash equivalents, at an average rate of return consistent with that earned by IGC, of approximately 4.80% for the fiscal year ended March 31, 2007.

(iii) Assuming Share purchase and maximum redemption rights.
Reflects a reduction of IGC’s interest income due to the payment of cash to the Promoters and shareholders of Sricon and TBL in connection with the Acquisition and retirement of Founding Stockholder notes, payment of the note payable to Oliveira Capital LLC, acquisition costs and the deferred compensation paid to the underwriters arising from the IPO, payment of common stock subject to possible conversion, purchase of stock and deferred trust interest.  The estimate of reduction in interest income is based on the combined entity having approximately $48,113,325 less in cash and cash equivalents, at an average rate of return consistent with that earned by IGC, of approximately 4.85% for the fiscal year ended March 31, 2007.

(p) Represents the minority interest of the Promoters of Sricon and TBL.

ADDITIONAL RISK FACTORS

You should carefully consider the following additional risk factors, together with all of the other information included in this Supplement, along with the risk factors and other information contained in the Proxy Statement, before you decide whether to vote or instruct your vote to be cast on the proposals described in the Proxy Statement. We make various statements in this section, which constitute “ forward-looking statements.” See “Forward-Looking Statements” in the Proxy Statement. We refer to Sricon Infrastructure Private Limited as Sricon and Techni Bharathi Limited as TBL.

RISKS ASSOCIATED WITH THE ACQUISITIONS AND OUR BUSINESS

If we are unable to repay the loans from Sricon and TBL when due, they may have difficulty competing for future large build, operate and transfer (“BOT”) contracts.

We believe that Sricon and TBL will ultimately require the full amount of the purchase prices we are paying to them in connection with the Acquisition Proposal in order to expand their operations and the scope of BOT contracts on which they can bid. If we are unable to repay the loans on time, Sricon and TBL may be required to find alternatives sources of funding for such expansion, and the costs and timing of obtaining such funding may make it more difficult for these companies to expand the scope of BOT contracts for which they can compete.

RISKS RELATED TO THE ACQUISITION PROPOSAL

If we are unable to consummate the Acquisition Proposal by March 8, 2008 we will be forced to liquidate.

If we do not effect a business combination by March 8, 2008, we will dissolve and promptly distribute only to our public stockholders the amount in our trust account inclusive of the $1,769,400 attributable to the underwriters’ non-accountable expense allowance, plus any remaining net assets. If we are unable to consummate the Acquisition, we do not believe that we will be able to effect another business combination by March 8, 2008.

Our directors may have certain conflicts in determining to recommend the Acquisition Proposal, since certain of their interests, and certain interests of their affiliates and associates, are different from, or in addition to, your interests as a stockholder.

IGC’s management and directors have interests in and arising from the Acquisition Proposal that are different from, or in addition to, your interests as a stockholder, which could result in a real or perceived conflict of interest. These interests include the fact that certain of the shares of common stock owned by our management and directors, or their affiliates and associates, would become worthless if the Acquisition Proposal is not approved and we otherwise fail to consummate a business combination prior to our liquidation date and that our chairman of the board is entitled to receive additional shares of common stock if we consummate a business combination prior to our liquidation date under the terms of a loan he made to us.  Furthermore, if we do not consummate the business combination, we may not have sufficient assets available to repay the loan made by our chairman.

RISKS RELATED TO THE USE OF LOAN PROCEEDS TO REPURCHASE OUR SHARES

Our stockholders may have claims against us with respect to the use of loan proceeds to repurchase our shares.

The prospectus for our initial public offering does not expressly provide that we may use funds to repurchase shares of our capital stock.  The prospectus expressly provides that any remaining proceeds from the public offering after effecting a business combination shall be used to finance the operations of the target businesses, which may include subsequent acquisitions. While we do not intend to use funds raised in our public offering for the share repurchase, there may be stockholders that take the view that since our prospectus did not contemplate any such repurchases, our effecting such repurchases with borrowed funds could be deemed inconsistent with our prospectus.  Stockholders may also take the view that, notwithstanding the fact the amount of the repurchases will not exceed the amount of the borrowed funds, we are in effect using the excess proceeds of the public offering for the share repurchase in violation of our representations in the prospectus.  In addition, since we anticipate repurchasing the shares at a price approximately equal to the price payable to a stockholder upon conversion of their shares into cash if the Acquisition Proposal is approved, stockholders may assert that the shares so repurchased be aggregated with shares that stockholders elect to convert into cash to determine whether sufficient shares have elected conversion to preclude us from consummating the Acquisition.  If a stockholder chose to bring such claims in court and was successful, they may be entitled to rescission (under which a successful claimant has the right to receive the total amount paid for his or her shares pursuant to an allegedly deficient prospectus, in this instance $6.00 per share, plus interest and less any income earned on the shares and any amount received from sale of the originally-attached warrants, in exchange for surrender of the shares) or damages (compensation for loss on an investment caused by alleged material misrepresentations or omissions in the sale of the security). Such claims may entitle stockholders asserting them to more than the pro rata shares of the Trust Account to which they are entitled on conversion or liquidation. Because of our current financial condition, we have not made or requested from our advisors a formal comprehensive analysis of our potential liability for any such claims.  We cannot predict whether stockholders will bring such claims, how many might bring them or the extent to which they might be successful. Moreover, attendant litigation could result in delay in payments to our public shareholders of Trust Account funds on conversion of their shares or liquidation of IGC and in added costs to us in defending such litigation.

We may issue equity securities in a private placement, which would dilute your equity interest in us.

While we may receive revenue from the target businesses or proceeds from the exercise of our warrants, we may need to raise additional capital to repay the loans from Sricon and TBL.   We may raise all or a portion of such financing by the sale of equity securities or the sale of debt securities with an equity feature.  The issuance of any additional equity securities would dilute your equity position in us.  The issuance of any additional equity securities, including the exercise of warrants, would dilute your equity position in us.

FORWARD-LOOKING STATEMENTS

     We believe that some of the information in this supplement constitutes forward-looking statements within the definition of the Private Securities Litigation Reform Act of 1995. You can identify these statements by forward-looking words such as “may,” will,” “should,” “believes,” “expects,” “intends,” “anticipates,” “thinks,” “plans,” “estimates,” “seeks,” “predicts,” “potential” or similar words or the negative of these words or other variations on these words or comparable terminology. You should read statements that contain these words carefully because they discuss future expectations, contain projections of future results of operations or financial conditions or state or other forward looking information.

     While we believe it is important to communicate our expectations to our stockholders, there may be events in the future that we are not able to accurately predict or over which we have no control. The risk factors and cautionary language discussed in this supplement provide examples of risks, uncertainties and events that may cause actual results to differ materially from the expectations described by us in our forward-looking statements, including among other things:

    •  The number of our stockholders voting against the Acquisition Proposal.

    •  Our ability to win licenses, contracts and execute.

     You should be aware that the occurrence of the events described in these risk factors and elsewhere in this supplement could have a material adverse effect on our business, financial condition and results of operations.

     You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this supplement.

     All forward-looking statements included herein attributable to us or any person acting on either party’s behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable laws and regulations, we undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this supplement or to reflect the occurrence of unanticipated events.

     Before you grant your proxy or instruct how your vote should be cast or vote on the proposals described in this proxy statement, you should be aware that the occurrence of the events described in the “Risk Factors” section and elsewhere in this supplement could have a material adverse effect on us.

OUR SPECIAL MEETING

DATE, TIME AND PLACE

The special meeting of the stockholders of IGC will now be held at 10:00 a.m., Eastern Time, on Thursday, March 6, 2008, at the offices of Seyfarth Shaw, LLP, 815 Connecticut Avenue, N.W., Suite 500, Washington, D.C. 20006-4004. The matters to be voted on at the meeting and the record date remain unchanged.

HOW TO VOTE OR CHANGE YOUR VOTE

After carefully reading and considering the information contained in the Proxy Statement and this supplement, if you have not yet voted on the matters to be considered at the special meeting or wish to change your vote, please complete and sign the enclosed proxy card. Then return the enclosed proxy card in the return envelope provided herewith as soon as possible, so that your shares may be represented at our special meeting.  For further details regarding voting your shares, including alternatives to utilizing the proxy card, and changing or revoking a previously delivered proxy, please see “Our Special Meeting – Voting Your Shares” and  “Our Special Meeting – Revoking Your Proxy” in the Proxy Statement.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file reports, proxy statements and other information with the SEC as required by the Securities Act of 1933. You may read and copy reports, proxy statements and other information filed by us with the SEC at the Securities and Exchange Commission public reference room located at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. You may also obtain copies of the materials described above at prescribed rates by writing to the Securities and Exchange Commission, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549.

We file our reports, proxy statements and other information electronically with the SEC. You may access information on us at the SEC web site containing reports, proxy statements and other information at: http://www.sec.gov. If you would like additional copies of this supplement, or if you have questions about the Acquisition Proposal, you should contact:

India Globalization Capital, Inc.
4336 Montgomery Avenue
Bethesda, Maryland 20814
Phone: 301-983-0998

 INDIA GLOBALIZATION CAPITAL, INC.
UNAUDITED CONDENSED FINANCIAL STATEMENTS
As of December 31, 2007
For the nine months ended December 31, 2006 and 2007
For the period of April 29, 2005 (inception) through December 31, 2007

India Globalization Capital, Inc.
(a development stage company)
CONDENSED CONSOLIDATED BALANCE SHEET

	December 31, 2007
	(Unaudited)	March 31, 2007

ASSETS

Current Assets:
Cash and cash equivalents	$2,208,160	$1,169,422
Investments held in Trust Fund	66,938,208	66,104,275
Interest Receivable - Convertible Debenture	217,479	37,479
Convertible debenture in MBL	3,000,000	3,000,000
Loan acquisition costs	237,705	-
Prepaid taxes	49,289	-
Prepaid expenses and other current assets	7,625	74,197

Total Current Assets	72,658,466	70,385,373

Deposits towards acquisitions	3,670,000	-
Deferred acquisition costs	233,189	158,739
Deferred tax assets - Federal and State, net of valuation allowance	891,547	142,652

Total Assets	$77,453,202	$70,686,764

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accrued expenses	$851,613	$237,286
Notes payable to stockholders	5,095,000	870,000
Taxes payable	-	296,842
Deferred trust interest	281,742	32,526
Notes Payable to Oliveira Capital, LLC	3,847,214	1,794,226
Due to Underwriters	1,769,400	1,769,400

Total current liabilities	$11,844,969	$5,000,280

Common stock subject to possible conversion, 2,259,770 at conversion value (Note A)	12,762,785	12,762,785

COMMITMENTS AND CONTINGENCY

STOCKHOLDERS’ EQUITY

Preferred stock $.0001 par value; 1,000,000 shares authorized; none issued and outstanding		-
Common stock — $.0001 par value; 75,000,000 shares authorized; issued and outstanding 13,974,500 (including 2,259,770 shares subject to possible conversion)	1,397	1,397
Additional paid-in capital	51,848,145	51,848,145
Income accumulated during the development stage	995,906	1,074,157

Total stockholders’ equity	52,845,448	52,923,699

Total liabilities and stockholders’ equity	$77,453,202	$70,686,764

See notes to unaudited condensed consolidated financial statements.

India Globalization Capital, Inc.
(a development stage company)
UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

					April 29, 2005
	Three Months	Three Months	Nine Months	Nine Months	(Date of Inception)
	Ended	Ended	Ended	Ended	Through
	December 31, 2007	December 31, 2006	December 31, 2007	December 31, 2006	December 31, 2007
Legal and formation, travel and other start up costs	$(286,006)	$(292,434)	$(670,534)	$(570,303)	$(1,503,764)
Compensation expense	-	-	-	-	(535,741)
Interest expense	(443,100)	(12,026)	(1,284,700)	(29,526)	(1,394,116)
Interest income	538,894	834,521	1,836,957	2,414,645	5,219,359

Income / (loss) before income taxes	(190,212)	530,061	(118,277)	1,814,816	1,785,738
Provision for income taxes, net	(64,630)	186,025	(40,026)	623,625	789,832

Net income / (loss)	$(125,582)	$344,036	$(78,251)	$1,191,191	$995,906

Net income / (loss) per share: basic and diluted	$(0.01)	$0.02	$(0.01)	$0.09

Weighted average number of shares outstanding-basic and diluted	13,974,500	13,974,500	13,974,500	13,974,500

See notes to unaudited condensed consolidated financial statements

India Globalization Capital, Inc.
(a development stage company)
CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

				Earnings
				(Deficit)
				Accumulated
			Additional	during the	Total
	Common Stock		Paid-in	Development	Stockholders'
	Shares	Amount	Capital	Stage	Equity

Issuance of common stock to founders at $.01 per share
(1,750,000 shares on May 5, 2005 and 750,000 shares on June 20, 2005)	2,500,000	$250	$24,750	$-	$25,000

Surrendered shares (on September 7, 2005 and
February 5, 2006 of 62,500 and 137,500 respectively)	(200,000)	(20)	20	-	-

Issuance of common stock to founders at $.01 per share
on February 5, 2006	200,000	20	537,721	-	537,741

Issue of 170,000 units in a private placement
placement	170,000	17	1,019,983	-	1,020,000

Issue of 11,304,500 units, net of underwriters’ discount
and offering expenses (including 2,259,770 shares
subject to possible conversion) and $100 from
underwriters option	11,304,500	1,130	61,793,456	-	61,794,586

Proceeds subject to possible conversion of shares	-	-	(12,762,785)	-	(12,762,785)

Net loss for the period	-	-	-	(443,840)	(443,840)

Balance at March 31, 2006	13,974,500	1,397	50,613,145	(443,840)	50,170,702
Fair value of 425,000 warrants issued to Oliveira Capital, LLC	-	-	1,235,000	-	1,235,000
Net income / (Loss)	-	-	-	1,517,997	1,517,997
Balance at March 31,2007	13,974,500	1,397	51,848,145	1,074,157	52,923,699
Unaudited:
Net Loss for the nine months ended December 31, 2007	-	-	-	(78,251)	(78,251)
Balance at December 31, 2007	13,974,500	$1,397	$51,848,145	$995,906	$52,845,448
See notes to unaudited condensed consolidated financial statements

India Globalization Capital, Inc.
(a development stage company)
UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
				April 29, 2005
				(Date of Inception)
	Nine Months ended		Nine Months ended	through
	December 31, 2007		December 31, 2006	December 31, 2007

Cash flows from operating activities:
Net income (loss)		$(78,251)	$1,191,191	$995,906
Adjustment to reconcile net income (loss) to net cash used in operating activities:
Interest earned on Treasury Bills		(1,888,597)	(2,339,395)	(5,190,388)
Non-cash compensation expense		-	-	535,741
Deferred taxes		(748,895)	19,332	(891,547)
Amortization of debt discount on Oliveira debt		1,052,988	-	1,082,214
Amortization of loan acquisition costs		12,295	-	12,295
Changes in:
Prepaid expenses and other current assets		66,572	35,897	(7,625)
Interest receivable - convertible debenture		(180,000)	-	(217,479)
Deferred interest liability		249,216	-	281,742
Accrued expenses		338,296	(191,672)	510,582
Prepaid / taxes payable		(346,131)	553,625	(49,289)
Net cash used in operating activities		(1,522,507)	(731,022)	(2,937,848)

Cash flows from investing activities:
Purchase of treasury bills		(401,237,567)	(590,530,003)	(1,255,007,581)
Maturity of treasury bills		402,336,508	592,862,716	1,193,305,839
Decrease (increase) in cash held in trust		(44,277)	(134,445)	(46,078)
Purchase of convertible debenture		-	-	(3,000,000)
Deposits towards acquisitions		(3,670,000)	-	(3,670,000)
Payment of deferred acquisition costs		(48,419)	-	(142,158)
Net cash used in investing activities		(2,663,755)	2,198,268	(68,559,978)

Cash flows from financing activities:
Issuance of common stock to founders		-	-	27,000
Payments of offering costs		-	-	(4,263,114)
Proceeds from notes payable to stockholders		4,825,000	-	5,695,000
Proceeds from notes payable to stockholders		(600,000)	-	(600,000)
Proceeds from issuance of underwriters option		-	-	100
Gross proceeds from initial public offering		-	-	67,827,000
Proceeds from private placement		-	-	1,020,000
Proceeds from notes payable to Oliveira Capital, LLC		1,000,000	-	4,000,000
Net cash provided by financing activities		5,225,000	-	73,705,986
Net increase in cash and cash equivalent		1,038,738	1,467,246	2,208,160
Cash and cash equivalent at the beginning of the period		1,169,422	2,210	-
Cash and cash equivalent at the end of the period		$2,208,160	$1,469,456	$2,208,160

Supplemental schedule of non cash financing activities:
Accrual of deferred underwriters’ fees	$		$-	$1,769,400
Accrual of deferred acquisition costs		26,031	-	91,031
Accrual of loan acquisition costs		250,000	-	250,000

Supplemental disclosure of cash flow information:
Issuance of warrants in connection with Oliviera Debt	$		$-	$1,235,000

See notes to unaudited condensed consolidated financial statements

INDIA GLOBALIZATION CAPITAL, INC.
(a development stage company)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE A — BASIS OF PRESENTATION

The financial statements at December 31, 2007 and for the three and nine months ended December 31, 2007 and 2006, and the period from April 29, 2005 (date of inception) to December 31, 2007 are unaudited and include the accounts of India Globalization Capital, Inc. (a corporation in the development stage) (the “Company”, or “IGC”).

In the opinion of management, all adjustments (consisting of normal accruals) have been made that are necessary to present fairly the financial position of the Company as of December 31, 2007 and the results of its operation and cash flows for the three and nine months ended December 31, 2007 and 2006 and the period from April 29, 2005 (date of inception) to December 31, 2007. Operating results for the interim periods presented are not necessarily indicative of the results to be expected for a full year.

The statements and related notes have been prepared pursuant to the rules and regulations of the U.S. Securities and Exchange Commission applicable to interim financial statements. Accordingly, certain information and footnotes disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted pursuant to such rules and regulations.

These financial statements should be read in conjunction with the financial statements that were included in the Company’s Annual Report on Form 10-KSB for the year ended March 31, 2007. The March 31, 2007 balance sheet and the statement of stockholders’ equity through March 31, 2007 have been derived from these audited financial statements.

The Company adopted FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes,” an interpretation of FASB Statement No. 109 (“FIN 48”) on April 1, 2007.  FIN 48 clarifies the criteria for the recognition, measurement, presentation and disclosure of uncertain tax positions. A tax benefit from an uncertain position may be recognized only if it is “more likely than not” that the position is sustainable based on its technical merits. FIN 48 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition.  In May 2007, the FASB issued Staff Position, FIN 48-1, “Definition of Settlement in FASB Interpretation No. 48” (FSP FIN 48-1) which provides guidance on how an enterprise should determine whether a tax position is effectively settled for the purpose of recognizing previously unrecognized tax benefits.   FSP FIN 48-1 was effective with the initial adoption of FIN 48.  The adoption of FIN 48 or FSP FIN 48-1 did not have a material effect on the Company’s financial condition or results of operations.

In December 2007, the Financial Accounting Standards Board released SFAS 141R, “Business Combinations” that is effective for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. The pronouncement resulted from a joint project between the FASB and the International Accounting Standards Board and continues the movement toward the greater use of fair values in financial reporting. SFAS 141R is expected to significantly change how future business acquisitions are accounted for and will impact financial statements both on the acquisition date and in subsequent periods.

In December 2007, the Financial Accounting Standards Board released SFAS 160 “Non-controlling Interests in Consolidated Financial Statements” that is effective for annual periods beginning December 15, 2008. The pronouncement resulted from a joint project between the FASB and the International Accounting Standards Board and continues the movement toward the greater use of fair values in financial reporting. Upon adoption of SFAS 160, the Company will re-classify any non-controlling interests as a component of equity.

Management does not believe that any other recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

NOTE B — ORGANIZATION AND BUSINESS OPERATIONS

The Company was incorporated in Maryland on April 29, 2005. The Company was formed to serve as a vehicle for the acquisition of an operating business in an unspecified industry located in India through a merger, capital stock exchange, asset acquisition or other similar business combination. The Company has neither engaged in any operations nor generated significant revenue to date. The Company is considered to be in the development stage and is subject to the risks associated with activities of development stage companies.

The registration statement for the Company’s initial public offering (the “Public Offering”) (as described in Note C) was declared effective March 2, 2006. The Company consummated the Public Offering including the over allotment option on March 8, 2006, and preceding the consummation of the Public Offering on March 2, 2006 certain of the officers and directors of the Company purchased an aggregate of 170,000 units (the “Units”)  from the Company in a private placement (the “Private Placement”). The Units sold in the Private Placement were identical to the 11,304,500 Units sold in the Public Offering, but the purchasers in the Private Placement have waived their rights to conversion and receipt of the distribution on liquidation in the event the Company does not complete a business combination (as described below). The Company received net proceeds from the Private Placement and the Public Offering of approximately $62,815,000 (Note C).

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Private Placement and the Public Offering (together, the “Offering”) although substantially all of the net proceeds of the Offering are intended to be generally applied toward acquiring one or more operating businesses in an unspecified industry located in India (“Business Combination”), which may not constitute a business combination for accounting purposes.  Furthermore, there is no assurance that the Company will be able to effect a Business Combination. Upon the closing of the Public Offering, approximately ninety-seven percent (97%) of the gross proceeds of the Public Offering are being held in a trust account (“Trust Fund”) and invested in government securities until the earlier of (i) the consummation of its first Business Combination or (ii) the distribution of the Trust Fund as described below. The remaining proceeds, along with interest earned on the Trust Fund, may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. The Company has signed definitive agreements for the acquisition of a target businesses (discussed in Note H) and filed a definitive proxy statement on Schedule 14A on February 8, 2008 with the SEC. We have called a special meeting of the shareholders for February 20, 2008 to seek stockholder approval of the target businesses, among other matters. In the event that holders of 50% or more of the shares of common stock issued in the Public Offering vote against the Business Combination or the holders of 20% or more of the shares of common stock issued in the Public Offering elect to exercise their conversion rights, the Business Combination will not be consummated. However, the persons who were stockholders prior to the Public Offering (the “Founding Stockholders”) will not participate in any liquidation distribution with respect to any shares of the common stock acquired in connection with or following the Public Offering (Note C).

Pursuant to the terms of our Public Offering, in the event that the Company does not consummate a Business Combination within 18 months from the date of the consummation of the Public Offering, or 24 months from the consummation of the Public Offering if certain extension criteria have been satisfied (the “Acquisition Period”), the proceeds held in the Trust Fund will be distributed to the Company’s public stockholders, excluding the Founding Stockholders to the extent of their initial stock holdings. In the event of such distribution, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Fund assets) will be less than the initial public offering price per share in the Public Offering (assuming no value is attributed to the warrants contained in the Units sold in the Public Offering discussed in Note C). The Company has satisfied the extension criteria and, therefore, the Acquisition Period expires on March 8,  2008.  There is no assurance that the Company will be able to successfully affect a Business Combination during this period. This factor raises substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements are prepared assuming the Company will continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE C — INITIAL PUBLIC OFFERING

On March 8, 2006, the Company sold 11,304,500 Units in the Public Offering. Each Unit consists of one share of the Company’s common stock, $.0001 par value, and two redeemable common stock purchase warrants (“Warrants”). Each Warrant entitles the holder to purchase from the Company one share of common stock at an exercise price of $5.00 commencing the later of the completion of a Business Combination or one year from the effective date of the Public Offering and expiring five years from the effective date of the Public Offering. The Warrants become redeemable, at a price of $6.25 per Warrant, only in the event that the last sale price of the common stock is at least $8.50 per share for any 20 trading-days within a 30-trading day period ending on the third day prior to the date on which notice of redemption is given.

In connection with the Public Offering, the Company paid the underwriters in the Public Offering (collectively, the “Underwriter”) an underwriting discount of approximately 5% of the gross proceeds of the Public Offering ($3,391,350). In addition, a non-accountable expense allowance of 3% of the gross proceeds of the Public Offering, excluding the over-allotment option, is due to the Underwriter, who has agreed to deposit the non-accountable expense allowance ($1,769,400) into the Trust Fund until the earlier of the completion of a Business Combination or the liquidation of the Trust Fund. The Underwriter has further agreed to forfeit any rights to or claims against such proceeds unless the Company successfully completes a Business Combination.

The Warrants separated from the Units and began to trade on April 13, 2006. After separation, each Warrant entitles the holder to purchase from the Company one share of common stock at an exercise price of $5.00 commencing on the later of (a) one year from the effective date of the Public Offering or (b) the earlier of the completion of a Business Combination with a target business or the liquidation of the Trust Fund and expiring five years from the date of the Public Offering. The Company has a right to redeem the Warrants, provided the common stock has traded at a closing price of at least $8.50 per share for any 20 trading days within a 30 trading day period ending on the third business day prior to the date on which notice of redemption is given. If the Company redeems the Warrants, either the holder will have to exercise the Warrants by purchasing the common stock from the Company for $5.00 or the Warrants will expire.

The Underwriter’s over-allotment option of 1,474,500 Units was exercised, and the 11,304,500 Units sold at the closing of the Public Offering include the over-allotment.

In connection with the Public Offering, the Company issued an option, for $100, to the Underwriter to purchase 500,000 Units at an exercise price of $7.50 per Unit, exercisable the later of March 2, 2007 or the consummation of a Business Combination. The Company has accounted for the fair value of the option, inclusive of the receipt of the $100 cash payment, as an expense of the Public Offering resulting in a charge directly to stockholders’ equity. The Company estimated, using the Black-Scholes method, the fair value of the option granted to the Underwriter as of the date of grant was approximately $756,200 using the following assumptions: (1) expected volatility of 30.1%, (2) risk-free interest rate of 3.9% and (3) expected life of five years. The estimated volatility was based on a basket of Indian companies that trade in the United States or the United Kingdom.  The option may be exercised for cash or on a “cashless” basis, at the holder’s option, such that the holder may use the appreciated value of the option (the difference between the exercise prices of the option and the underlying Warrants and the market price of the Units and underlying securities) to exercise the option without the payment of any cash. The Warrants underlying such Units are exercisable at $6.25 per share.

NOTE D — INVESTMENTS HELD IN TRUST FUND

Investments held in the Trust Fund consist of Treasury Bills and money market funds. The Treasury Bills have been accounted for as trading securities and recorded at their fair market value. The excess of market value over cost is included in interest income in the accompanying statement of operations.  Investments held in the Trust Fund as of December 31 and March 31, 2007 include the following:

	December 31, 2007 (Unaudited)	March 31, 2007 (Audited)
Investment held for the benefit of the Company	$63,845,850	$63,845,850
Investment held for the benefit of the Underwriter	1,769,400	1,769,400
Investment earnings net of amounts withdrawn (1)	1,322,958	489,025
	$66,938,208	$66,104,275

(1)
Through March 31, 2007, the Company has transferred approximately $2,150,000 of investment earnings to fund working capital (the maximum amount permitted pursuant to the terms of the Public Offering) and $1,735,000 of investment earnings to fund taxes from the Trust Fund into its operating account.

NOTE E — NOTES PAYABLE TO STOCKHOLDERS

The founding stockholders (the “Founders”) made three unsecured loans to the Company of $720,000, $100,000 and $ 50,000 for an aggregate of $870,000 that came due on March 31, 2007. The notes all bore interest at 4% per annum. On April 6, 2007, the $100,000 loan was repaid.

Also on April 6, 2007, the loan of $720,000 was partially repaid. The Company paid the founding stockholder $500,000 plus accrued interest, cancelled the note for $720,000 and issued the Founder a new note for $220,000. The remaining $50,000 loan not yet paid will be repaid on the earlier of March 31, 2008 or the consummation of a Business Combination.  On May 8, 2007, the same Founder loaned the Company an additional $275,000.  The Compnay issued him a new note for $275,000.

The rights under the two new notes are similar to those set out in the original Founder’s notes.  The new notes are payable on the earlier of March 31, 2008 or the consummation of a Business Combination. The notes bear interest at 8% per annum.  Due to the short-term nature of the notes, the fair value of the notes approximates their carrying amount.

In addition, the same Founder also extended a loan of $250,000 to the Company on substantially the same terms as those described above to facilitate a refundable deposit made by the Company in connection with the TBL Subscription Agreement, described in Note H, and purchased a secured promissory note in the aggregate principal amount of $4,300,000 in the Bridge Offering discussed in Note H.

Interest expense of $25,097 and $43,807 has been included in the statement of operations for the three and nine months ended December 31, 2007 respectively, and $9,200 and $26,200 has been included in the statement of operations for the three and nine month periods ended December 31, 2006 respectively, and $85,007 for the period from inception to December 31, 2007 relating to these notes.

NOTE F — RELATED PARTY TRANSACTION

The Company does not pay its founding executive officers or directors a salary or any other compensation currently.  However, the Company had agreed to pay SJS Associates $5,000 a month until the consummation of a Business Combination.  SJS Associates is a privately held company wholly owned by Mr. John Selvaraj, our current Treasurer.  The monthly fees were paid for services rendered by John Selvaraj to the Company.  From inception to December 31, 2007, $50,000 was paid to SJS Associates for Mr. Selvaraj’s services.  Effective November 1, 2007 the Company and SJS Associates terminated the agreement.

The Company has agreed to pay Integrated Global Network, LLC (“IGN, LLC”), an affiliate of our Chairman and Chief Executive Officer, Mr. Mukunda, an administrative fee of $4,000 per month for office space and general and administrative services from the closing of the Public Offering through the date of a Business Combination. From inception to December 31, 2007, approximately $84,000 was paid to IGN, LLC.

The Company uses the services of Economic Law Practice (ELP), a law firm in India. A member of our Board Directors is a Partner with ELP.  Since inception to December 31, 2007, the Company has incurred $169,847 for legal services provided by ELP.

NOTE G — COMMITMENTS AND CONTINGENCY

In connection with the Public Offering and pursuant to an advisory agreement, the Company has engaged the Underwriter as its investment bankers to provide the Company with assistance in structuring the Business Combination. As compensation for the foregoing services, the Company will pay the Underwriter a cash fee at the closing of a Business Combination equal to 2% of the aggregate consideration paid in such Business Combination, up to a maximum of $1,500,000, and pay up to $25,000 of expenses.  In addition, a fee of $90,000 will be paid to Ferris, Baker for facilitating the loan to the Company by Oliveira Capital, LLC, at the closing of a Business Combination.

In connection with the Bridge Offering discussed in Note H, the Company will pay the Underwriters an additional cash fee of $150,000 at the closing of a Business Combination.  Should the Business Combination not close, the above fees will not be paid.

Pursuant to letter agreements with the Company and the Underwriter, the Founders have waived their rights to participate in any liquidation distribution occurring upon our failure to complete a Business Combination, with respect to those shares of common stock acquired by them prior to the Public Offering and with respect to the shares of common stock included in the 170,000 Units they purchased in the Private Placement.

The Founders will be entitled to registration rights with respect to their shares of common stock acquired prior to the Public Offering and the shares of common stock they purchased in the Private Placement pursuant to an agreement executed on March 3, 2006. The holders of the majority of these shares are entitled to make up to two demands that the Company register these shares at any time after the date on which the lock-up period expires.  In addition, the Founders have certain “piggy-back” registration rights on registration statements filed subsequent to the anniversary of the effective date of the Public Offering.

The Company, from time to time, may enter into oral and or written understandings with entities (and supporting professionals for conducting due diligence) who potentially could refer or make introductions to potential target entities in various industry sectors in India and to conduct industry analysis or due diligence on potential target companies.  Such arrangements typically require nominal amounts of retainer fees and expenses for services and success fees based upon successful completion of acquisitions resulting from such referrals. Fees for services and expenses incurred to date with such entities have been expensed in the accompanying financial statements.

In connection with our proposed acquisition of a majority interest in MBL Infrastructures Limited (“MBL”), an unaffiliated third party has claimed that it is entitled to a finder's fee of approximately five percent of the purchase price (or, $1.75 million) for the acquisition if the acquisition was consummated.  While we do not admit that the unaffiliated third party is a finder that is entitled to payment, we had expressed a willingness to pay our customary Finder's fee of 0.25%.  The parties were attempting to reach an agreement on the amount of the fee to be paid if the acquisition was consummated.  As the MBL acquisition is no longer probable, we expect that there will be no finders fees payable and the litigation to be without merit.

In connection with our proposed acquisition of a wind energy farm from Chiranjjeevi Wind Energy Limited ("CWEL"), and our proposed acquisition of an interest in TBL (discussed in Note H below), we have agreed to pay a finder’s fee of 0.25% of the purchase price to Master Aerospace Consultants (Pvt) Ltd, a consulting firm located in India. The fee is contingent on the consummation of the transaction.

NOTE H – INVESTMENT ACTIVITIES

MBL Infrastructure Limited Purchase Agreement

On February 5, 2007, the Company entered into an agreement to sell 425,000 warrants, described in Note I, and a note for $3,000,000 to Oliveira Capital, LLC for $3,000,000. The note carries interest at the rate of 8% and was due upon the earlier of February 5, 2008, or the consummation of a Business Combination.  The Company is negotiating an extension with Oliveira Capital.  If the Company extends the loan for 90 days without renegotiating an extension we would be required to issue an additional 425,000 warrants.  The Black Scholes valuation of the warrants was based on an annualized volatility of 42.8%, an annual interest rate of 3% and an expiration of 1,500 days would be $1,030,625.  We computed volatility for a period of 1,500 days. For approximately the first two years, we used the trading history of two representative companies that are listed on the Indian Stock exchange. For approximately two years, the trading history of the Company’s common stock was used.  The average volatility of the combined data extending just over four years was calculated as 42.8%.  Management believes that this volatility is a reasonable benchmark to use in estimating the value of the warrants.  Following the receipt of the $3,000,000 from Oliveira Capital, the Company on February 6, 2007 purchased $3,000,000 of convertible debentures from MBL. The debentures carry interest at the rate of 8%, are secured by 1,131,356 shares of MBL common stock and are carried at cost. The note from Oliveira Capital, LLC is secured by the convertible debentures issued to MBL.

On April 25, 2007, the Company entered into the First Amendment to the Share Subscription Cum Purchase Agreement (the “First Amendment to MBL Purchase Agreement”) with MBL and the MBL Promoters. Pursuant to the First Amendment to MBL Purchase Agreement, the conditions precedent to the Company’s consummation of the transactions contemplated by the MBL Purchase Agreement were amended to provide that: (i) MBL’s audited financial statements converted to US GAAP for the periods ended March 31, 2006, March 31, 2005 and March 31, 2004 and unaudited financial statements converted to US GAAP for the period commencing April 1, 2006 and ending December 31, 2006 (collectively, the “Required Financial Statements”) previously required to be delivered under the MBL Purchase Agreement be delivered to the Company by May 15, 2007 and (ii) MBL and the MBL Promoters deliver audited financial statements converted to US GAAP for the period ended March 31, 2007 by June 30, 2007. In addition, Clause 5.3 of the MBL Purchase Agreement was amended to extend the deadline for the completion of the Company’s acquisition of MBL shares from September 30, 2007 to November 30, 2007.

On April 25, 2007, concurrently with the execution of the First Amendment to the Purchase Agreement, the Company entered into the First Amendment to the Debenture Subscription Agreement (the “First Amendment to Debenture Agreement”) with MBL and the MBL Promoters.
Pursuant to the First Amendment to the Debenture Agreement, Clause 14 of the Debenture Subscription Agreement dated February 2, 2007 was amended to extend the deadline by which time the Company must either obtain the requisite stockholder approvals for the acquisition of MBL shares under the MBL Purchase Agreement or purchase an additional USD $3,000,000 in MBL Convertible Debentures from April 30, 2007 to 45 days after receiving the Required Financial Statements.

In this quarter the Company determined that the MBL transaction is no longer probable and all previously deferred costs relating to the acquisition of MBL has been expensed in the current quarter.

Contract Agreement between IGC, CWEL, AMTL and MAIL

As previously disclosed in our Form 8-K dated May 2, 2007 and Form 10-QSB for the quarterly period ended June 30, 2007, on April 29, 2007, the Company entered into a Contract Agreement Dated April 29, 2007 (“CWEL Purchase Agreement”) with CWEL, Arul Mariamman Textiles Limited (AMTL), and Marudhavel Industries Limited (MAIL), collectively CWEL. Pursuant to the CWEL Purchase Agreement, the Company or its subsidiary in Mauritius will acquire 100% of a 24-mega watt wind energy farm, consisting of 96 250-kilowatt wind turbines, located in Karnataka, India to be manufactured by CWEL.

CWEL is a manufacturer and supplier of wind operated electricity generators, towers and turnkey implementers of wind energy farms.

On May 22, 2007, the Company made a down payment of approximately $250,000 to CWEL.  Pursuant to the First Amendment dated August 20, 2007 (as previously disclosed in the Company’s Form 8-K dated August 22, 2007), if the Company does not consummate the transaction with CWEL by March 31, 2008, approximately $187,500 will be returned to the Company.  The Acquisition is expected to be consummated in early 2008, following the required approval by the Company’s stockholders and the fulfillment of certain other conditions.

 Share Subscription Cum Purchase Agreement with Sricon and The Promoters

As previously disclosed in our Form 8-K dated September 21, 2007 and Form 10-QSB for the quarterly period ended June 30, 2007, on September 21, 2007, the Company entered into a Share Subscription cum Purchase Agreement  (the “Sricon Subscription Agreement”) dated as of September 15, 2007 with Sricon Infrastructure Private Limited  (“Sricon”) and certain individuals (collectively, the “Sricon Promoters”), pursuant to which the Company or its subsidiary in Mauritius will acquire (the “Sricon Acquisition”) 4,041,676 newly-issued equity shares  (the “New Sricon Shares”) directly from Sricon for approximately $26 million and 351,840 equity shares from Mr. R. L. Srivastava for approximately $3 million (both based on an exchange rate of INR 40 per USD) so that at the conclusion of the transactions contemplated by the Sricon Subscription Agreement the Company will own approximately 63% of the outstanding equity shares of Sricon.

Sricon engages in road building and maintenance projects in India, as well as managing road-building projects on a contract basis for national, state and local agencies.  Sricon also engages in the BOT (i.e., build, own and transfer) segment of road building in which the government of India awards contracts to companies that can build out pieces of major highways, own and operate them for periods between 20 and 30 years and then transfer them back to the government.

The Sricon Acquisition is expected to be consummated in early 2008, assuming the required approval by the Company’s stockholders and the fulfillment of certain other conditions.

As previously disclosed in a Form 8-K dated December 19, 2007, on December 19, 2007 we entered into an Amendment to the Share Subscription Cum Purchase Agreement (“Amended Sricon Subscription Agreement”) dated September 15, 2007 with Sricon Infrastructure Private Limited (“Sricon”) and certain individuals (collectively, the “Promoters”). Pursuant to the Amendment, in order to secure the transaction and provide Sricon with a refundable down payment in a form consistent with Indian law, in advance of completing the Original Sricon Acquisition, we agreed to provide Sricon with a refundable down payment in a form consistent with Indian law, in advance of completing the business combination. The money is refundable by Sricon in the event certain conditions precedents, which include a vote by IGC shareholders for the consummation of the transaction, are not met. In the event that conditions precedent are met, including an affirmative vote by the IGC shareholders in favor of the consummation of the transaction, the Sricon Advance would be applied towards the purchase of shares of Sricon.

IGC agreed to advance INR 128,342,500 (approximately USD $3,250,000 at current exchange rates) to Sricon towards the purchase of 503,620 (the “Sricon Portion of Subscription Shares”) of the 4,041,676 Original Sricon Shares (constituting approximately 14.66% of the post issued paid up share capital of Sricon) offered pursuant to the Original Sricon Subscription Agreement.

Share Subscription Agreement with Techni Bharathi Limited & Share Purchase Agreement with Odeon Limited

As previously disclosed in our Form 8-K dated September 21, 2007 and Form 10-QSB for the quarterly period ended June 30, 2007, on September 21, 2007, the Company entered into a Share Subscription Agreement  (the “TBL Subscription Agreement”) dated as of September 16, 2007 with Techni Bharathi Limited (“TBL”) and certain individuals (collectively, the “TBL Promoters”), pursuant to which the Company or one of its subsidiaries in Mauritius will acquire (the “TBL Acquisition”) 7,150,000 newly-issued company stock for approximately $9 million, 1,250,000 newly-issued convertible preference Shares for approximately $2 million  (both at an exchange rate of INR 40 per USD; collectively, the “New Shares”) directly from TBL and 5,000,000 convertible preference shares from Odeon, a Singapore based holder of TBL securities, for approximately $2 million.  At the conclusion of the transactions contemplated by the TBL Subscription Agreement and by the Share Purchase Agreement between the Company and Odeon Limited, the Company will own approximately 77%, of the outstanding equity shares, assuming the convertible shares are converted.

TBL engages in road-building, with prior experience in the building of tunnels, cannels, bridges, airport taxiways and dams as well as the civil works for mini hydro power generation.  The TBL Acquisition is expected to be consummated in early 2008, after the required approval by the Company’s stockholders and the fulfillment of certain other conditions.
We have incurred $233,189 of expenses through December 31, 2007 in connection with our proposed acquisitions, which is included as deferred acquisition costs in the accompanying balance sheet. The MBL deal costs have been expensed from this amount as the deal is no longer probable.

On October 2, 2007, one of our Founders extended a loan of $250,000 to the Company on substantially the same terms as those described in Note E. On October 3, 2007, the Company made a refundable deposit of $170,000 in connection with the TBL Subscription Agreement.

As previously disclosed in our Form 8-K dated December 19, 2007, on December 21, 2007, we entered into an Amendment to the Share Subscription Agreement (“Amended TBL Subscription Agreement”) dated September 16, 2007 with Techni Bharathi Limited (“TBL”) and certain individuals (collectively, the “Promoters”). Pursuant to the Amendment, in order to secure the transaction and provide TBL with a refundable down payment in a form consistent with Indian law, in advance of completing the Original TBL Acquisition, IGC, agreed to provide a deposit in the form of an advance (“TBL Advance”) towards the purchase of shares. The money is refundable by TBL in the event certain conditions precedents, which include a vote by IGC shareholders for the consummation of the transaction, are not met. In the event that the conditions precedent are met, including an affirmative vote by the IGC shareholders in favor of the consummation of the transaction, the TBL Advance would be applied towards the purchase of shares of TBL.

IGC agreed to advance up to INR 105,598,500 (approximately USD $2,670,000 at current exchange rates) to TBL towards the purchase of 2,745,671 (the “TBL Portion of Subscription Shares”) of the 7,150,000 Original TBL Shares (constituting approximately 39.04% of the post issued paid up share capital of TBL) offered pursuant to the Original TBL Subscription Agreement.

Private Placement Offering of Secured Promissory Notes (the “Bridge Offering”)

As previously disclosed in our Form 8-K dated December 27, 2007, we conducted a private placement offering of secured promissory notes (the “Notes”) for an aggregate principal amount of up to $7,275,000 (the “Bridge Offering”). The Notes bear interest at a rate equal to 5% per annum from the date of issuance until paid in full. Each Note is payable in full on the earlier of ten (10) business days following the consummation of a Business Combination or twelve months from the date of issuance of the Note.   IGC can pre-pay the Notes at any time without penalty or premium.  Except in the event of the consummation of a Business Combination, each investor shall not be entitled to repayment of its respective Note out of the Trust Account and each investor irrevocably and unconditionally waived any right, title or interest in or to any payment out of the Trust Account. Each Note is secured pursuant to a Pledge Agreement (the “Pledge Agreement”), by and among IGC and the investors under which IGC granted liens, on a pro rata basis to the investors, in shares of the capital stock of IGC’s wholly owned subsidiary, India Globalization Capital, Mauritius, Limited (IGC-M), which is the assignee of IGC’s acquisition agreements relating to the proposed business combinations with Sricon, TBL and Chiranjjeevi Wind Energy Limited.

The Company also agreed to issue up to 754,953 shares of common stock to the holders of the Notes on a pro rata basis within ten business days following the consummation of a Business Combination that is approved by a majority of the IGC stockholders. Regardless of whether each of the Notes has been timely paid in full, each holder shall be entitled to the issuance of the shares of common stock should IGC enter into a Business Combination within twelve (12) months of the effective date of each of the respective Notes.  If the Business Combination is not approved by a majority of the IGC stockholders or otherwise not consummated, IGC will have no obligation to issue shares of its common stock to the holders of the Notes.

On December 24, 2007, IGC consummated the initial closing of the Bridge Offering in the aggregate principal amount of $5,300,000 (including $4,300,000 from our Founders as described in Note E) and on January 10, 2008 we consummated a subsequent closing the aggregate principal amount of $1,975,000.  If there is a successful Business Combination, the cost of the shares will be recorded as stock compensation expense at the time of the Business Combination based on the price of the company’s stock at the time of issuance of the Notes.  The stock compensation expense associated with the issuance of the shares will be approximately $3,267,000 and $1,209,000 for the issuance of the 550,000 and 204,953 shares respectively.

Stockholder Vote

The Company has called a Special Meeting of Stockholders for February 20, 2008, which meeting has been subsequently rescheduled to March 6, 2008, to consider and vote upon the Sricon and TBL Business Combinations described above. On February 8, 2008, the Company filed and began to mail its Definitive Proxy Statement on Schedule 14A containing detailed information concerning the proposed Business Combinations, as well as the other matters described therein.

NOTE I – VALUATION OF WARRANTS ISSUED TO OLIVEIRA CAPITAL, LLC

As previously disclosed, the Company sold a promissory note and 425,000 warrants to Oliveira Capital, LLC for $3,000,000. Each warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $5.00 commencing on the earlier of the completion of a Business Combination with a target business or the distribution of the Trust Fund and expiring five years from the date of issuance.  The Company has determined, based upon a Black-Scholes model, that the fair value of the warrants on the date of issuance would approximately be $ 1,235,000 using an expected life of five years, volatility of 46% and a risk-free interest rate of 4.8%. This amount is accounted for as a discount of the notes payable to Oliveira Capital, LLC. The amortization of this amount for the nine months ended December 31, 2007 was $1,052,988.

We computed volatility for a period of five years. For approximately the first four years, we used the trading history of two representative companies that are listed on the Indian Stock exchange. For approximately one year, the trading history of the Company’s common stock was used. The average volatility of the combined data extending over five years was calculated as 46%. Management believes that this volatility is a reasonable benchmark to use in estimating the value of the warrants.

NOTE J – SUBSEQUENT EVENTS

As discussed in Note H, on January 10, 2008 we consummated the second closing of the Bridge Offering in the aggregate principal amount of $1,975,500.

As disclosed on our Form 8-K dated January 8, 2008, we entered into a letter agreement with Odeon and TBL extending the deadline of the closing of the Odeon Acquisition from January 31, 2008 to April 30, 2008.

SRICON INFRASTRUCTURE, PRIVATE LIMITED
UNAUDITED CONDENSED FINANCIAL STATEMENTS
As of December 31, 2007
For the nine months ended December 31, 2006 and 2007

Sricon Infrastructure Private Limited (Formerly Srivastava Construction Private Limited)
Condensed Balance Sheets
(Amounts in Thousand US Dollars, except share data and as stated otherwise)

		As of
	As of	31-Dec-07
	31-Mar-07	(Unaudited)
ASSETS
Cash and cash equivalents	$89	$866
Accounts receivables	2,751	11,442
Unbilled receivables	2,866	1,896
Inventories	71	325
Prepaid and other assets	674	818
Due from related parties	259	1,455
Total Current Assets	6,710	16,802
Property and equipment, net	4,903	5,599
BOT Project under Progress	3,080	-
Investment – others	387	92
Restricted cash, non-current	62	240
Other assets	216	814
Total Assets	15,358	23,547

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Short-term borrowings and current portion of long-term debt	3,646	3,940
Trade payables	139	788
Advance from Customers	-	1,134
Due to related parties	2,264	1,210
Other current liabilities	39	2,508
Total current liabilities	6,088	9,580
Long-term debt, net of current portion	2,182	2,264
Deferred taxes on income	538	664
Security Deposit from joint ventures	348	-
Other liabilities	1,913	1,820
Total liabilities	11,069	14,328

Stockholders' equity
Common stock, par value USD 0.23 (INR 10) per share	674	674
Additional Paid in Capital	726	726
Money received pending allotment of common shares	-	3,239
Retained earnings	2,818	4,080
Accumulated other comprehensive (loss) income	71	500
Total stockholders' equity	4,289	9,219
Total liabilities and stockholders' equity	$5,358	$3,547

The accompanying notes form an integral part of these condensed financial statements.

Sricon Infrastructure Private Limited (Formerly Srivastava Construction Private Limited)
Unaudited Condensed Statement of Operations
(Amounts in Thousand US Dollars, except share data and as stated otherwise)

	Three months ended	Three months ended	Nine months ended	Nine months ended
	31-Dec-06	31-Dec-07	31-Dec-06	31-Dec-07

Revenue	$3,982	$9,614	$8,404	$16,865

Cost of revenue	(3,517)	(5,669)	(6,967)	(10,793)

Gross profit	465	3,945	1,437	6,072

Selling, general and administrative expenses	(252)	(1,565)	(684)	(2,166)
Depreciation	(81)	(178)	(197)	(335)

Operating income	132	2,202	556	3,571
Interest expense (net)	(121)	(547)	(353)	(900)
Interest income (net)	17	17	49	53
Other income	5	25	13	32
Operating income before income taxes	33	1,697	265	2,756
Income tax gain / (expense)	(48)	(225)	(102)	(547)
Fringe Benefit tax expense	(2)	(8)	(6)	(14)
Net Income:	(17)	1,464	157	2,195

Earnings per share:
Basic	(0.01)	0.50	0.05	0.75
Diluted	$(0.01)	$0.50	$0.05	$0.74
Weighted average number of common shares outstanding:
Basic	2,932,159	2,932,159	2,932,159	2,932,159
Diluted	2,932,159	2,946,732	2,932,159	2,946,732

The accompanying notes form an integral part of these condensed financial statements.

Sricon Infrastructure Private Limited (Formerly Srivastava Construction Private Limited)
Condensed Statement of Stockholders’ equity
(Amounts in Thousand US Dollars, except share data and as stated otherwise)

	Common Stock	Par value	Additional Paid in Capital	Money received pending allotment		Retained Earnings	Accumulated other comprehensive income / (loss)	Total
Balance as of April 1, 2006	2,932,159	674	$726	$		$2,408	$(68)	$3,740

Loss on foreign currency translation	-	-	-		-	-	52	52
Net Income for the period	-	-	-		-	157	-	157

Balance as of December 31, 2006	2,932,159	674	726		-	2,565	(16)	3,949

Balance as at April 1, 2007	2,932,159	674	726		-	2,818	71	4,289

Gain on foreign currency translation	-	-	-		-	-	429	429
Net Income for the period	-	-	-		-	1,262	-	1,262
Money received pending allotment	-	-	-		3,239	-	-	3,239

Balance as of December 31, 2007	2,932,159	674	$726		$3,239	$4,080	$500	$9,219

The accompanying notes form an integral part of these condensed financial statements.

Sricon Infrastructure Private Limited (Formerly Srivastava Construction Private Limited)
Unaudited Condensed Statement of Cash Flows
(Amounts in Thousand US Dollars, except share data and as stated otherwise)

	Nine months ended	Nine months ended
	December 31, 2006	December 31, 2007
Cash flows from operating activities
Net income	$158	$2,196
Adjustments to reconcile net income to net cash
provided (used) in operating activities:
Depreciation	197	335
Deferred tax expense	60	75
Loss on sale of property and equipment	10	64
	425	2,670
Changes in assets and liabilities
Accounts receivable	(56)	(7,149)
Unbilled Receivable	670	1,213
Inventories	132	42
Prepaid expenses and other current assets	54	754
Trade payables	(836)	282
Other current liabilities	503	674
Advance from Customers	-	(433)
Other non-current liabilities	123	(266)
Non-current assets	135	(488)
BOT Project under Progress	(1,043)	3,296
Net cash used in (provided by) operating activities	107	595

Cash flows from investing activities
Purchase of property and equipment	(425)	(36)
Proceeds from sale of property and equipment	30	123
Non Current Investments	(337)	324
Investment in joint ventures	(222)	-
Restricted cash	337	(168)
Net cash (used in) provided by investing activities	(617)	243

Cash flows from financing activities
Net movement in cash credit and bank overdraft	(270)	21
Proceeds from other short-term borrowings	142	141
Proceeds from long-term borrowings	660	213
Repayment of long-term borrowings	(718)	(1,243)
Due to related parties, net	225	(2,386)
Money received pending allotment	-	3,170
Net cash provided by financing activities	39	(84)
Effect of exchange rate changes on cash and cash equivalents	(10)	23
Net increase (decrease) in cash and cash equivalents during the year	(481)	777
Add: Balance as at the beginning of the period	539	89
Balance as at the end of the period	$58	$866

Supplementary information to Cash flow Statement	Nine months ended	Nine months ended
	December 31, 2006	December 31, 2007
Cash paid during the year
Income tax	$174	$437
Interest	$310	$900

The accompanying notes form an integral part of these condensed financial statements.

1.	COMPANY OVERVIEW AND RECENT EVENTS

Sricon Infrastructure Private Limited (“SIPL” or “Sricon”) is an Infrastructure Company and has established itself as one of the major players in the infrastructure projects like National Highways, Civil and Structural Engineering Works for Power Plants, Steel Mills, Sugar Plants, Turnkey Contract of Power Supply System, Water Supply Schemes, Mining, Quarrying and works for Cement Plant. SIPL was built on the solid foundations of experience, expertise and technological insight Mr. R. L. Srivastava, the Company Chairman and Managing Director, who started his career as a Civil Engineering Contractor. The Company was incorporated in 1997 with the Registrar of Companies, Maharashtra in the name of “Srivastava Construction Private Limited”.
The current infrastructure construction business of the company primarily comprises:
Road Construction and Maintenance
Canal and Earth work
Maintenance of Cement Plant including Refractory work
Civil work for Power and Steel Plants
Limestone and Coal Mining

Recent Events
The Company has signed a Letter of Intent with India Globalization Capital, Inc. (USA) (“IGC”) dated August 28, 2007 to accept investment through its subsidiary IGC-M (Mauritius) by allotment of new equity shares leading to post investment ownership of 51% by IGC. IGC also offers to buy a 12% stake post investment directly from the promoters.  On September 15, 2007 the Company signed a Share Subscription Cum Purchase Agreement and a Shareholders Agreement with India Globalization Capital, Inc (USA) for the purchase and subscription of shares resulting in a 63% post investment ownership by IGC.

On December 19, 2007 the Company amendment the Share Subscription Cum Purchase Agreement to infuse a portion of the subscription price up to $ 3.25 million constituting 14.66% of the post issued paid up share capital of the Company.
On January 17, 2008 the Company further amended the Share Subscription Cum Purchase Agreement to infuse a portion of the subscription price up to $ 0.50 million constituting 2.26% of the post issued paid up share capital of the Company.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of preparation
These financial statements should be read in conjunction with the Company’s audited financial statements and footnotes thereto for the year ended March 31, 2007. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been omitted pursuant to such rules and regulations. However, the Company believes that the disclosures are adequate to make the information presented not misleading. The financial statements reflect all adjustments (consisting only of normal recurring adjustments) that are, in the opinion of management necessary for a fair presentation of the Company’s financial position and results of operations and cash flows for the periods shown, and are in accordance with accounting principles generally accepted in the United States of America (‘US GAAP’). The operating results for the nine months ended December 31, 2007 are not necessarily indicative of the results to be expected for any other interim period or any future year.
These Financial statements have been prepared in US Dollars (USD), the national currency of United States of America.

Foreign Currency Translation
The accompanying financial statements are reported in U.S. dollars. The Indian rupee is the functional currency for the company. The translation of the functional currencies into U.S. dollars is performed for assets and liabilities using the exchange rates in effect at the balance sheet date and for revenues, costs and expenses using average exchange rates prevailing during the reporting periods. Adjustments resulting from the translation of functional currency financial statements to reporting currency are accumulated and reported as other comprehensive income/(loss), a separate component of shareholders’ equity.
Transactions in foreign currency are recorded at the exchange rate prevailing on the date of transaction. Monetary assets and liabilities denominated in foreign currencies are expressed in the functional currency at the exchange rates in effect at the balance sheet date. Revenues, costs and expenses are recorded using exchange rates prevailing on the date of transaction. Gains or losses resulting from foreign currency transactions are included in the statement of income. Share Capital issued has been recorded at historical rates whereas those existing on March 31, 2004 have been translates at the rates prevailing on that date.
The exchange rates used for translation purposes are as under:

Nine months ended	Month end Average Rate (P&L rate)	Period end rate (Balance sheet rate)
December 31, 2006	INR 45.49 per USD	INR 44.11 per USD
December 31, 2007	INR 40.27 per USD	INR 39.41 per USD

c)           Revenue recognition
Sales and services include adjustments made towards liquidated damages, price variation and charges paid for discounting of receivables arising from construction/project contracts on a non-recourse basis, wherever applicable.
Revenue is recognized based on the nature of activity when consideration can be reasonably measured and there exists reasonable certainty of its recovery.
Revenue from sale of goods is recognized when substantial risks and rewards of ownership are transferred to the buyer under the terms of the contract.
Revenue from construction/project related activity and contracts for supply/commissioning of complex plant and equipment is recognized as follows:
Cost plus contracts: Contract revenue is determined by adding the aggregate cost plus proportionate margin as agreed with the customer and expected to be realized.
Fixed price contracts: Contract revenue is recognized using the percentage completion method. Percentage of completion is determined as a proportion of cost incurred-to-date to the total estimated contract cost.  Changes in estimates for revenues, costs to complete and profit margins are recognized in the period in which they are reasonably determinable.  Full provision is made for any loss in the period in which it is foreseen.
Revenue from property development activity is recognized when all significant risks and rewards of ownership in the land and/or building are transferred to the customer and a reasonable expectation of collection of the sale consideration from the customer exists.

Revenue from service related activities and miscellaneous other contracts are recognized when the service is rendered using the proportionate completion method or completed service contract method.

d)            Use of estimates

The preparation of financial statements in conformity with US GAAP requires the use of management estimates and assumptions that affect the amounts reported. These estimates are based on historical experience and information that is available to management about current events and actions that the Company may take in the future. Significant items subject to estimates and assumptions include revenue recognition, the useful lives and the evaluation of impairment of property and equipment, the income tax, the contingencies and the provision for impairment of receivables and advances. Actual results could differ from these estimates.

 e)            Joint venture

The Company’s interest in jointly controlled entities is initially recognized at cost.

f)             Restricted cash

Restricted cash consists of deposits pledged with various government authorities and deposits restricted as to usage under lien to banks for guarantees and letters of credit given by the Company. The restricted cash is primarily invested in time deposits with banks.

g)            Cash and cash equivalents

Cash includes cash in hand, cash with banks and cash equivalents, which represent highly liquid deposits with an original maturity of ninety days or less. All the investments which include government securities are classified as non current investments (refer Note 2 (i)).

h)           Accounts receivable

Accounts receivables are recorded at the invoiced amount. Account balances are written off when the company believes that the receivables will not be recovered. The company’s bad debts are included in selling and general administrative expenses. The company did not recognize any bad debts during the nine months ended December 31, 2006 and 2007, respectively.

i)            Investments

Investments are initially measured at cost, which is the fair value of the consideration given for them, including transaction costs. Investments generally comprises of fixed deposits with banks.

j)            Inventories

Inventories primarily comprise finished goods, raw materials, work in progress, stock at customer site, stock in transit, components and accessories, stores and spares, scrap and residue, real estate. Inventories are stated at the lower of cost or estimated net realizable value.

The Cost of various categories of inventories is determined on the following basis:

Raw Material are valued at weighted average of landed cost (Purchase price, Freight inward and transit insurance charges), Work in progress is valued as confirmed, valued & certified by the technicians & site engineers and Finished Goods at material cost plus appropriate share of labor cost and production overhead. Components and accessories, stores erection, materials, spares and loose tools are valued on a First-in-First out basis. Real Estate is valued at the lower of cost or net realizable value.

k)           Property and equipment

Property and equipment is stated at historical cost, net of accumulated depreciation. All direct costs relating to the acquisition and installation of property and equipment are capitalized
Depreciation is recorded on a straight-line basis over the estimated useful lives of the assets as follows:

Category	Years
Buildings	25
Plant and Machinery	20
Computer Equipment	3
Office Equipment	5
Furniture and Fixtures	5
Vehicles	5
Leasehold Improvements	Over the period of lease or useful life (if less)

Asset individually costing less than INR 5  (equivalent to USD 0.126 as at December 31, 2007) or less are fully depreciated in the year of purchase.

Land is not depreciated.

The assets’ residual values and useful lives are reviewed, and adjusted if appropriate, at each balance sheet date.

Gains and losses arising from retirement or disposal of property and equipment are determined as the difference between the net disposal proceeds and the carrying amount of the asset and are recognized in the statement of operations on the date of retirement and disposal.

Costs of additions and substantial improvements to property and equipment are capitalized. The costs of maintenance and repairs of property and equipment are charged to operating expenses.

 l)          Asset retirement obligations

Asset retirement obligations associated with the Company’s leasehold land are subject to the provisions of FAS No. 143 “Accounting for Asset Retirement Obligations” and related interpretation, FIN No. 47, “Accounting for Conditional Asset Retirement Obligations, an interpretation of FASB Statement No. 143” . The lease agreements entered into by the Company may contain clauses requiring restoration of the leased site at the end of the lease term and therefore create asset retirement obligations. The Company records the fair value of a liability for an asset retirement obligation in the period in which it is incurred and capitalizes the cost by increasing the carrying amount of the related long-lived asset. Over time, the liability is accreted to its present value of each period, and the capitalized cost is depreciated over the estimated useful life of the related asset. Upon settlement of the liability, the Company either settles the obligation for its recorded amount or incurs a gain or loss upon settlement.

 m)         Foreign currency transactions

Monetary assets and liabilities denominated in foreign currencies are expressed in the functional currency Indian Rupees at the rates of exchange in effect at the balance sheet date. Transactions in foreign currencies are recorded at rates ruling on the transaction dates. Gains or losses resulting from foreign currency transactions are included in the statement of operations.

 n)          Operating leases

Lease payments under operating leases are recognized as an expense on a straight-line basis over the lease term.

o)           Capital leases

 Assets acquired under capital leases are capitalized as assets by the Company at the lower of the fair value of the leased property or the present value of the related lease payments or where applicable, the estimated fair value of such assets. Amortization of leased assets is computed on straight line basis over the useful life of the assets. Amortization charge for capital leases is included in depreciation expense.

 p)          Impairment of long – lived assets

The Company reviews its long-lived assets, including identifiable assets with finite lives, for impairment whenever events or changes in business circumstances indicate that the carrying amount of assets may not be fully recoverable. Such circumstances include, though are not limited to, significant or sustained declines in revenues or earnings and material adverse changes in the economic climate. For assets that the Company intends to hold for use, if the total of the expected future undiscounted cash flows produced by the assets or asset Company is less than the carrying amount of the assets, a loss is recognized for the difference between the fair value and carrying value of the assets. For assets the Company intends to dispose of by sale, a loss is recognized for the amount by which the estimated fair value less cost to sell is less than the carrying value of the assets. Fair value is determined based on quoted market prices, if available, or other valuation techniques including discounted future net cash flows.

 q)          Borrowing costs

 (i)         Capitalized interest

The interest cost incurred for funding a qualifying asset during the construction period is capitalized based on actual investment in the asset at the average interest rate. The capitalized interest is included in the cost of the relevant asset and is depreciated over the estimated useful life of the asset.

(ii)         Debt issue expenses

 The Company defers and amortizes debt issue expenses over the term of the related borrowing based on the effective interest method.

r)          Provision for Warranties and Liquidated Damages

The company recognizes warranty claims and liquidated damages as and when they are probable/incurred. In past years the company does not have any material warranty claims. The liquidated damages recognized during the nine months ended December 31, 2006 and 2007 are USD 10 and zero respectively. The liquidated Damages are included in cost of revenue.

s)         Employee benefits

(i) Gratuity Plan
In accordance with Indian law, the Company provides for gratuity obligations through a defined benefit retirement plan (the ‘Gratuity Plan’) covering all employees. Under the Gratuity Plan, a lump sum payment to vested employees is made at retirement or termination of employment based on the respective employee’s salary and the number of years of employment with the Company. The Company provides for the Plan based on actuarial valuations in accordance with FAS No. 87, “Employers’ Accounting for Pensions”.

(ii) Provident Fund and employees’ state insurance schemes
In accordance with Indian law, all employees of the Company are entitled to receive benefits under the Provident Fund, which is a defined contribution plan. Both the employees and the employer make monthly contributions to the plan at a predetermined rate (presently 12.0%) of the employees’ basic salary. These contributions are made to the fund administered and managed by the Government of India (GoI). In addition some employees of the Company are covered under the employees’ state insurance schemes, which are also defined contribution schemes recognized by the Indian Revenue Authorities, and are administered through the GoI.
The Company’s contributions to both these schemes are expensed in the statement of operations. The Company has no further obligations under these plans beyond its monthly contributions.

(iii) Compensated absences
The employees of the Company are entitled to compensate absences based on the unused leave balance and the last drawn salary of the respective employees. The Company has provided for the liability on account of compensated absences in accordance with FAS No. 43, “Accounting for Compensated Absences”.

 t)         Income taxes

In accordance with the provisions of FAS 109, “Accounting for Income Taxes”, income taxes for the years ended March 31, 2005, 2006 and 2007 are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of assets and liabilities and their respective tax bases and operating loss carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statement of operations in the period in which the change is enacted. Based on management's judgment, the measurement of deferred tax assets is reduced, if necessary, by a valuation allowance for any tax benefits for which it is more likely than not that some portion or all of such benefits will not be realized.

u)        Pre-operating costs

Pre-operating costs represent certain marketing and administrative expenses incurred prior to the commencement of commercial operations of the new line of business.  These costs are expensed as incurred.

 v)        Earnings per share

In accordance with FAS 128, “Earnings Per Share”, a basic earnings per equity share is computed using the weighted average number of equity shares outstanding during the period. Diluted earnings per equity share are computed using the weighted average number of common and dilutive common equivalent equity shares outstanding during the period except where the result would be anti-dilutive.

 w)       Recent accounting pronouncements

The Company does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

 x)        Reclassification

Certain items previously reported in specific captions of the financial statements have been reclassified to conform to the current year’s presentation.

Investment in joint ventures
The company has entered into a joint venture dated March 24, 2005 with Hindustan Steel Works Limited (HSCL) having a participation of 49% and 51%, respectively for the purpose of preparation and submitting the bids and executing the contract works in the name of HSCL – SIPL (JV) for National Highway Authority of India. The principal objective of the joint venture is construction of a four-lane highway from km marker 94,000 to km 123,000 of the Nagpur – Hyderabad Section of NH-7 in the State of Maharashtra. On September 24, 2007, the Parties to the joint venture amended the joint venture agreement whereby the Company took over all the rights and obligations of the joint venture effective from the commencement of the original contract.  The company has agreed to pay HSCL 1.25% of profits arising from the venture.  Any losses arising from the joint venture will be borne by the company.

Property and equipment, net
Property and equipment consist of the following:

	As of	As of
Particulars	March 31, 2007	December 31, 2007
Land	45	67
Buildings	49	346
Plant & Machinery	5,468	6,161
Computers	58	85
Furniture and Fixture	56	78
Office equipment	25	33
Vehicles	165	189
Leasehold Improvements	160	180
Total	6,026	7,139
Less: Accumulated depreciation	1,123	1540
Net	$4,903	$5,599

All property and equipment of the Company have been pledged as collateral for its secured borrowings.

Income taxes
The Company accounted for the deferred tax assets and liabilities as of March 31, 2007 and December 31, 2007, on the temporary differences.

The primary components of the income tax expense were:

	Nine Months ended December 31,
	2006	2007
Current Tax Expense	41	472
Deferred Tax Expenses / (Income)	61	75
Income Tax Expense / (Income)	$102	$547

The reconciliation between the provisions for income tax to the amount computed by applying the statutory income tax rate to the income before provision for income tax is summarized below:

	As of
	March 31, 2007	December 31, 2007
Net Income before Taxes	$779	$2,195

Enacted Tax Rates in India	33.9900%	33.9900%
Computed Tax Expense / (Income)	(265)	746
Increase / (reduction) in taxes on account of:
Effect of changes in tax rate	2	-
Timing Differences	620	(199)
Income tax expense / (income) reported	$357	$547

The components that gave rise to deferred tax assets and liabilities included in the balance sheet were as follows:

	As of March 31, 2007	As of December 31, 2007
Deferred Tax Assets
Retirement Benefits	$11	$ 15
	11	15

Deferred Tax Liabilities
Property and equipment	(549)	(679)
	(549)	(679)

Net deferred tax liability	$(538)	$ (664)

Short term borrowings and current portion of long term debt:

	As of	As of
	March 31, 2007	December 31, 2007
Secured	$2,069	$2,687
Unsecured	278	448
Total	2,347	3,135
Add:
Current portion of long term debt	1,299	805
Total	$3,646	$3,940

The above-secured borrowings were secured by collateralization against the company’s inventory and receivables.

Long term debt

       Long-term debt comprises:

	As of	As of
	March 31, 2007	December 31, 2007
Secured
Term loans	$1,568	$1,477
Loan for assets purchased under capital lease	1,913	1,592
Total	3,481	3,069
Less: Current portion (Payable within 1 year)	1,299	805
Total	$2,182	$2,264

The secured loans were collateralized by:
Unencumbered Net Asset Block of the Company.
Equitable mortgage of properties owned by promoter directors/ guarantors.
Term Deposits.
Hypothecation of receivables, assignment of toll rights.
First charge on Debt-Service Reserve Account.

Dividends
The Company has not paid any dividends from inception through December 31, 2007.

Segment information
The Company follows the provisions of SFAS No 131 “Disclosure about Segments of an Enterprise and Related Information”. SFAS No 131 establishes standards for reporting information regarding operating segments in annual financial statements and requires selected information for those segments to be presented in interim financial reports issued to stockholders. The Company operates in a single infrastructure construction segment.

11. Commitments and contingencies

The company has to observe the laws, government orders and regulations of the state in which they operate. A number of them are currently involved in administrative proceedings arising out of the normal conduct of their business. In the opinion of management, however, the outcome of these actions will not materially affect the financial position, result of operations or cash flow.

Commitments

Capital commitments
 The estimated amount of contracts remaining to be executed on capital account not provided for as on March 31, 2007 and December 31, 2007 are USD zero.

b)   Guarantees
 The Company had outstanding financial / performance bank guarantees of USD 153 and USD 1,507 as of March 31, 2007 and December 31, 2007.

Contingencies
The company was awarded a contract from National Highway Authority of India (‘NHAI’) in 2004-05, for restoring the Jaipur – Gurgaon National Highway 8. The total contract value was USD 5.10 million to be completed in 9 months. The entire stretch of the site was handed over on piecemeal basis without any defined schedule in contravention with contractual provisions and approved construction program and methodology. This has resulted in additional costs due to additional deployment of resources for prolonged period. Thus, the company invoked the escalation clause of the contract and filed a claim of USD 7.65 million. The dispute has been referred to arbitration. The company has not recognized the claim amounts on its books.

The company was awarded a contract from National Highway Authority of India (‘NHAI’) in 2001-02 for construction of a four-lane highway on the Namkkal bypass on National Highway 7, in the state of Tamilnadu. The total contract value was USD 4 million and the construction was to have been completed by November 30, 2002. The escalation and variation claim of USD 4.94 million is pending with NHAI.  An arbitration process was initiated on July 3, 2007.  The company has not recognized the claim amounts on its books.

 TECHNI BHARATHI LIMITED
UNAUDITED CONDENSED FINANCIAL STATEMENTS
As of December 31, 2007
For the nine months ended December 31, 2006, 2007

Techni Bharathi Limited
Unaudited Condensed Balance Sheets
(Amounts in Thousand US Dollars, except share data and as stated otherwise)

	As of	As of
ASSETS	March 31, 2007	December 31, 2007
Current Assets
Cash & Cash Equivalents	$1,208	$157
Accounts Receivables	43	644
Inventories	1,284	1,585
Restricted Cash	-	40
Prepaid and Other Assets	1,231	75
Due from related Parties	218	87
Total Current Assets	3,984	2,588

Investment – Subsidiary	-	76
Investment – Others	72	3
Property, Plant & Equipment (net)	2,265	2,106
Deferred Tax Asset	199	166
Restricted Cash & Cash Equivalents	371	178
Other Assets	207	1,264
TOTAL ASSETS	7,098	6,381

Liabilities and Shareholder's Equity
Current Liabilities
Short Term Borrowings and current portion of long term loan	6,079	4,142
Trade Payable	1,502	886
Other Current Liabilities	144	916
Total Current Liabilities	7,725	5,944
Long Term Debts, net of current portion	2,333	-
Other Liabilities	58	764
Advance from Customers	1,877	846
Total Liabilities	11,993	7,553
Share Holders Equity
Common Stock	988	988
Preferred stock	-	1,182
Additional Paid in capital	199	199
Retained Earnings	(5,948)	(3,098)
Accumulated Other Comprehensive Income / (Loss)	(134)	(444)
Total Stockholders Equity	(4,895)	(1,172)
Total Liabilities and Shareholder's Equity	$7,098	$6,381

 The accompanying notes form an integral part of these condensed financial statements

Techni Bharathi Limited
Unaudited Condensed Statements of Operations
(Amounts in Thousand US Dollars, except share data and as stated otherwise)

	Three months ended	Three months ended	Nine months ended	Nine months ended
	December 31, 2006	December 31, 2007	December 31, 2006	December 31, 2007
Revenue	$80	2,187	396	$5,042
Cost of Revenue	(65)	(1,787)	(698)	(3,802)
Gross Profit/ (Loss)	14	400	(303)	1,238

Selling, General & Administration Expenses	54	140	(97)	(140)
Depreciation	(138)	(254)	(318)	(356)
Operating Earnings / (Loss)	(69)	286	(717)	742

Interest Income (Net)	-	9	-	35
Interest Expenses (Net)	(314)	4	(722)	(327)
Other Income	30	73	219	2,734
Operating Income / (Loss) Before Income Taxes	(353)	372	(1,220)	3,184

Income Tax Expense	(63)	(118)	(51)	(197)
Fringe Benefit Tax Expense	(3)	(1)	(3)	(5)
Income / (Loss) after Income Taxes	(419)	253	(1,274)	2,982

Provision for Dividend on Preference Stock	-	(47)	-	(117)
Tax on Preference Share Dividend	-	(7)	-	(15)
Net (Loss) / Income	(419)	199	(1,274)	2,850

(Loss) / Earnings per Share
Basic	$(0.10)	0.05	(0.30)	$0.66
Diluted	$(0.10)	0.05	(0.30)	$0.66
Weighted average number of common shares outstanding:
Basic	4,287,500	4,287,500	4,287,500	4,287,500
Diluted	4,287,500	4,287,500	4,287,500	4,287,500

 The accompanying notes form an integral part of these condensed financial statements

Techni Bharathi Limited
Condensed Statement of Shareholder's Equity
(Amounts in Thousand US Dollars, except per share data and as stated otherwise)

							Accumulated
					Additional		other
	Common stock		Preference Stock		paid in	Retained	comprehensive
Particulars	Shares	Par Value	Shares	Par Value	Capital	Earnings	income / (Loss)	Total
Balance as on April 1, 2006	428,750	$988	-	$-	$199	$(6,484)	$(141)	$(5,438)
Net Income/(Loss) for the period	-	-	-	-	-	(1,274)	-	(1,274)
Gain / Loss on Foreign Currency Translation	-	-	-	-	-	-	(85)	(85)
Balance as on December 31, 2006	428,750	988			199	(7,758)	(226)	(6,797)

Balance as on April 1, 2007	4,287,500	988			199	(5,948)	(134)	(4,895)
Net Income/ (Loss) for the period	-	-	-	-	-	2,850	-	2,850
New Preference Share Capital Issued	-	-	5,000,000	1,182	-	-	-	1,182
Gain/(Loss) on Foreign
Currency Translation	-	-	-	-	-	-	(310)	(310)
Balance as on December 31, 2007	4,287,500	$988	5,000,000	$1,182	$199	$(3,098)	$(444)	$(1,172)

The accompanying notes form an integral part of these condensed financial statements

Techni Bharathi Limited
Unaudited Condensed Statements of Cash Flows
(Amounts in Thousand US Dollars, except share data and as stated otherwise)

	Nine months ended December 31,2006	Nine months ended December 31,2007
Cash From Operating Activities

Net Income/(Loss)	$1,274	$2,850
Adjustments to reconcile net Income to net cash from
Operating activities
Depreciation	318	356
Deferred Tax (income) /Expense	51	50
	(905)	3,256
Changes in Assets and liabilities
Restricted cash	215	183
Accounts Receivable	167	(584)
Inventories	137	(177)
Prepaid and other Assets	751	1,244
Long term other assets	(439)	(1,015)
Trade Payable	37	(741)
Other Current liabilities	254	742
Advance from Customer	(2,171)	(1,181)
Other liabilities	1,721	686
Net cash provided by/ (used in) operating activities	(233)	2,413

Cash flow from Investing Activities
Purchase of property and equipment	-	7
Proceeds from Sale of Investments	-	-
Net cash provided by/ (used in) Investing activities	-	7

Cash flow from Financing Activities
Due from Related Parties	61	148
Proceeds from issue of Preference Stock	-	1,182
Debts – net	230	(4,950)
Net Cash provided by/ (used in ) financing Activities	291	(3,620)

Net (decrease) / increase in cash and cash equivalents during the year	58	(1,200)
Effect of exchange rate in Cash Equivalents	1	149
Add: Balance at beginning of year	69	1,208
Balance at end of the period	$128	$157

The accompanying notes form an integral part of these condensed financial statements

Techni Bharathi Limited
Notes to Condensed Financial Statements
Amounts in Thousand US Dollars, except share data and as stated otherwise

1. COMPANY OVERVIEW AND RECENT EVENTS

a) Incorporation and History:

A frontrunner in construction industry, TBL Limited (TBL) was incorporated in the year 1982 by a team of enterprising technocrats who, inspired by the revolutionary ideas in the field, started pursuing the goal of becoming a world-class construction specialist. For TBL, the first decade was a period of learning. The TBL team worked vigorously on projects of moderate size, finding new ways to build without compromising on quality, designing innovative building methods and charting out cost-effective construction formulas.

The Year 1991 witnessed the company's first foray into the strategic construction arena when Kudremukh Iron Ore Company Limited (a leading Government of India Company) assigned TBL for the construction of Lakhya Dam for a cost of US $ 2,750. Since then TBL is engaged in engineering construction contracts for national infrastructure development like highways, bridges, dams, hydro electric projects and so on.

Human resource development is an area of high priority at TBL.  In all realms of business, like Technical, Financial and Personnel, people are given rigorous training to perfect their functional skills, thus helping bring the best out of individuals and teams.  Manned by people of high caliber, every department of the company is fully computerized.

With its foundations strong and vision futuristic, TBL has charted out ambitious expansion program.  Even as it moves ahead to a new era of business developments and achievements, the formula for success remains the same and that is Build business on values

Description of Business:
The various construction activities taken up by the company are given below:

·  Roads and Bridges
·  Mechanized Earthworks
·  Hydro Electric Projects
·  High Rise Building Complexes and Townships
·  Dams and Tunnels
·  Irrigation Projects
·  Rail Road Construction

Techni Bharathi Limited
Notes to Condensed Financial Statements
Amounts in Thousand US Dollars, except share data and as stated otherwise

b) Recent Events

i) The Company has signed a Letter of Intent with India Globalization Capital, Inc. (USA)  dated September 5, 2007 to accept investment through its subsidiary IGC (Mauritius) by allotment of new equity shares leading to post investment ownership of 77% by IGC and or its assignee.

ii) The Company has issued and allotted 5,000,000 of Preference Shares of $0.24 each to M/s. Odeon Limited, 3rd Floor, TM Building, Pope Hennessy Street, Port Louis, Republic of Mauritius against receipt of the full money in advance before allotment and subject to the following terms and conditions:

The preference shares shall be issued at par.  The rate of dividend shall be 15% per annum or 300 basis points above SBI PLR whichever is lower, net of taxes as applicable.   In the event of non-payment of dividend in any year, it shall be cumulative.  The preference shares shall be transferable by the holder at ant time at the discretion of the holder without the prior approval of the company but subject to the provisions of the Foreign Exchange Management Act, 1999 and rules there under.  The preference shares shall be converted into equity shares on the expiry of two years from the date of allotment. However the company shall have the option to convert them earlier with in a period of two years.  The preference shares shall be, converted into equity shares in the ratio of one equity share for every convertible preference share.

On conversion the equity shares shall rank pari passu with the existing equity shares of the company.

Any other conditions as prescribed by the Government of India and Reserve Bank of India in this respect.

iii) Interest on One Time Settlement

Other income shown in Profit and Loss Account as of 31st December 2007 includes a sum of USD 2,691 towards reversal of interest debited earlier on account of One Time Settlement to Banks.

iv) Shareholders Stock

On January 15, 2007, the company split its common stock from par value INR 100 per share (equivalent to $2.53 per share at a conversion of INR 39.41 per USD) to par value of INR 10 per share (equivalent to $0.253 per share) and increased its authorized capital to total limit of 15 million common stock of par value INR 10 per share.  This resulted in an increase of issued and outstanding common stock from 428,750 shares of par value INR 100 per share to 4,287,500 shares of par value INR 10 per share.   On March 30, 2007, the company restructured its authorized common stock to eight million equity stock of par value INR 10 per share and seven million of preference stock with par value INR 10 per share.   All the relevant filings along with fees have been made with the Registrar of Companies on April 15, 2007.

Techni Bharathi Limited
Notes to Condensed Financial Statements
Amounts in Thousand US Dollars, except share data and as stated otherwise

	March 31, 2007	December 31, 2007
Authorized common stock	8,000,000 shares of INR 100 per share	8,000,000 shares of INR 10 per share
Issued and outstanding common stock	4,287,500 shares of INR 10 per share	4,287,500 shares of INR 10 per share
Authorized preference stock	7,000,000 shares of INR 10 per share	7,000,000 shares of INR 10 per share
Issued and outstanding preference stock		5,000,000 shares of INR 10 per share

2. SIGNIFICANT ACCOUNTING POLICIES

a)  Basis of preparation

Interim financial statements – These financial statements should be read in conjunction with the Company’s audited financial statements and footnotes thereto for the year ended March 31, 2007. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been omitted pursuant to such rules and regulations. However, the Company believes that the disclosures are adequate to make the information presented not misleading. The financial statements reflect all adjustments (consisting only of normal recurring adjustments) that are in the opinion of management necessary for a fair presentation of the Company’s financial position and results of operations and cash flows for the periods shown and are in accordance with accounting principles generally accepted in the United States of America (‘US GAAP’). The operating results for the nine months ended December 31, 2007 are not necessarily indicative of the results to be expected for any other interim period or any future year.

These Financial statements have been prepared in US Dollars (USD), the national currency of United States of America.

The Company's financial statements have been prepared assuming the Company will continue as a going concern. The Company in its normal course of business has several significant pending claims. Management believes the Company generates sufficient operating cash flows and has access to adequate borrowing facilities to fund its working capital, its existing operations and the continued expansion.

b)  Foreign Currency Translation

The accompanying financial statements are reported in U.S. dollars. The Indian rupee is the functional currency for the company. The translation of the functional currencies into U.S. dollars is performed for assets and liabilities using the exchange rates in effect at the balance sheet date and for revenues, costs and expenses using average exchange rates prevailing during the reporting periods. Adjustments resulting from the translation of functional currency financial statements to reporting currency are accumulated and reported as other comprehensive income/(loss), a separate component of shareholders’ equity.

Share capital issued has been recorded at the historical rates whereas those existing on 31 March 2004 have been translated at the rates prevailing on the date.

Techni Bharathi Limited
Notes to Condensed Financial Statements
Amounts in Thousand US Dollars, except share data and as stated otherwise

The Exchange rates used for translation purposes are as under:

Nine months ended	Month End Average Rate (P & L rate)	Period end rate (Balance Sheet rate)
31 December, 2006	INR 45.49 per USD	INR 44.11 per USD
31 December, 2007	INR 40.27 per USD	INR 39.41 per USD

c) Revenue Recognition

For Revenue from construction contracts, we recognize revenue on construction type of contracts using the percentage of completion method of accounting where by revenue is recognized as performance under contract progresses. The Company has also made requisite adjustments in the recognized revenues under Indian GAAP (IGAAP) in order to ensure conformity with the provisions of SOP 81-1. All infrastructure contracts of TBL are in the nature of item rate contracts, where there is a Bill of Quantity (BOQ) and item rate prescribed for each activity done. As on closing date of all individual activities of the BOQ executed are jointly measured and valued at the item quoted rate. Accordingly, percentage of completion is determined in terms of the proportion of value added (the contract value of total work performed to date) to the total contract value.

d) Use of estimates

The preparation of our financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) necessarily requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the balance sheet dates and the reported amounts of revenue and cost during the reporting periods. Actual results could differ from those estimates. On an ongoing basis, we review our estimates based on information that is currently available. Changes in facts and circumstances may result in revised estimates.

Estimated losses on un-completed contracts and changes in contract estimates

The Company records the provisions for estimated losses on uncompleted contracts in the period in which such losses are identified. The cumulative effects of revisions to contract revenue and estimated completion costs are recorded in the accounting period in which the amounts became evident and can be reasonably estimated. These revisions may interalia include such items as the effects of change orders, claims, warranty claims, liquidated damages or other contractual penalties, adjustments for audit findings on government contracts and contract closeout settlements.

e) Intentionally kept Blank

f) Restricted Cash and Cash Equivalents

The components of item are as follows:
Fixed Deposit with various banks in order to obtain Bank Guarantees
Margin Money Deposit for Letter of Credit

Techni Bharathi Limited
Notes to Condensed Financial Statements
Amounts in Thousand US Dollars, except share data and as stated otherwise

Restricted Cash has been deposited into bank with specified period of time. Specified period is based on estimated time taken by each project. The classification of restricted cash into current and non-current is determined based on maturity date of the deposit.

g)  Cash and Cash Equivalents

The components of item are as follows:

Cash-in-hand
Bank balance of Current Accounts
Highly liquid investments which has maturity period less than 90 days and maturity value will not be affected significantly in accordance with interest rate changes

h) Accounts receivable

Accounts receivables are recorded at the invoiced amount. Account balances are charged off when the company believes that the receivables will not be recovered. The companies’ bad debts are included in selling and general administrative expenses.  The Company’s charge for bad debt created for uncollectible receivables are included in selling, general and administrative expenses in the statement of operations.

i)  Investments

Investments are initially measured at cost, which is the fair value of the consideration given for them, including transaction costs.

j)  Inventories

Inventories consist primarily of construction materials and trading goods valued at lower of Cost or Market value.  The following are major items of inventory:

·  Work-in-progress- construction
·  Work-in-progress- Real Estate
·  Construction materials
·  Scraps

The cost of the above mentioned items are valued on the following basis:

Construction materials are valued at weight average procurement cost which includes purchase price, fright inward and insurance charges on transportation if applicable. Work-in-progress is valued by cost incurred to that work and apportioned overheads to that project. Construction materials and scraps are valued at FIFO (“First In First Out”) basis. Work-in-progress of real estate is valued at cost or net realizable value, whichever is less.

k) Property and equipment:

Property and equipment are stated at cost less accumulated depreciation. Depreciation of computers, construction, scrap processing and other equipments, buildings and other assets are provided based on the Straight-line method over useful life of the assets.

Techni Bharathi Limited
Notes to Condensed Financial Statements
Amounts in Thousand US Dollars, except share data and as stated otherwise

The value of plant and equipment that are capitalized include the acquisition price and other direct attributable expenses. The estimated useful life of various categories of assets has been considered as under:

Asset Type	Useful Life
Building (Flat)	25 years
Computer Equipment	3 years
Furniture and Fixtures	5 years
Vehicles	5 years
Plant and Equipment	20 years

Upon disposition, cost and related accumulated depreciation of the Property and equipment are removed from the accounts and the gain or loss is reflected in the results of operation.

Cost of additions and substantial improvements to property and equipment are capitalized in the books of accounts. The cost of maintenance and repairs of the property and equipment are charged to operating expenses.

l) Asset retirement obligations

Asset retirement obligations associated with the Company’s leasehold land are subject to the provisions of FAS No. 143 “Accounting for Asset Retirement Obligations”. The lease agreements entered into by the Company may contain clauses requiring restoration of the leased site at the end of the lease term and therefore create asset retirement obligations. The Company records the fair value of a liability for an asset retirement obligation in the period in which it is incurred and capitalizes the cost by increasing the carrying amount of the related long-lived asset.

Over time, the liability is accreted to its present value each period, and the capitalized cost is depreciated over the estimated useful life of the related asset. Upon settlement of the liability, the Company either settles the obligation for its recorded amount or incurs a gain or loss upon settlement.

m) Foreign currency transactions

Monetary assets and liabilities denominated in foreign currencies are expressed in the functional currency Indian Rupees at the rates of exchange in effect at the balance sheet date. Transactions in foreign currencies are recorded at rates ruling on the transaction dates. Gains or losses resulting from foreign currency transactions are included in the statement of operations.

n) Operating leases

Lease payments under operating leases are recognized as an expense on a straight-line basis over the lease term.

o)  Capital leases (Lessee accounting)

Assets acquired under capital leases are capitalized as assets by the Group at the lower of the fair value of the leased property or the present value of the related lease payments or where applicable, the estimated fair value of such assets. Amortization of leased assets is computed on straight line basis over the useful life of the assets. Amortization charge for capital leases is included in depreciation expense.

Techni Bharathi Limited
Notes to Condensed Financial Statements
Amounts in Thousand US Dollars, except share data and as stated otherwise

p)         Impairment of long – lived assets

The Company reviews its long-lived assets, including identifiable assets with finite lives, for impairment whenever events or changes in business circumstances indicate that the carrying amount of assets may not be fully recoverable. Such circumstances include, though are not limited to, significant or sustained declines in revenues or earnings and material adverse changes in the economic climate. For assets that the Company intends to hold for use, if the total of the expected future undiscounted cash flows produced by the assets or asset Company is less than the carrying amount of the assets, a loss is recognized for the difference between the fair value and carrying value of the assets. For assets the Company intends to dispose of by sale, a loss is recognized for the amount by which the estimated fair value less cost to sell is less than the carrying value of the assets. Fair value is determined based on quoted market prices, if available, or other valuation techniques including discounted future net cash flows.

q)      Borrowing costs

Capitalized interest
The interest cost incurred for funding a qualifying asset during the construction period is capitalized based on actual investment in the asset at the average interest rate. The capitalized interest is included in the cost of the relevant asset and is depreciated over the estimated useful life of the asset.

r) Provision for Warranties and Liquidated Damages
The company recognizes warranty claims and liquidated damages as and when they are probable/ incurred. In past years the company did not have any material warranty claims. The liquidated damages recognized during nine months ended December 31, 2007 is US $ Nil. The liquidated Damages are included in selling, and general and administrative expenses.

s) Retirement Benefits to employees

(i)  Gratuity

In accordance with the Payment of Gratuity Act, 1972, TBL provides for gratuity under a defined contribution plan covering eligible employees of TBL. Liabilities with regard to the Gratuity plan have not been provided for on Actuarial Basis. The Gratuity plan provides a lump-sum payment to vested employees at retirement, death, incapacitation or termination of employment, of an amount based on the respective employee’s salary and tenure of the employment.

(ii) Provident Fund

Eligible employees of   TBL receive benefits from a provident fund, which   is a defined   contribution plan. Both   the employees and   the company make monthly contributions to the provident fund plan equal to a   specified percentage   of the covered employee’s salary. The company deposits contributions to the Government administrated provident fund. The rate at which the annual interest is payable to the beneficiaries by the fund is administrated by the Indian Government.  The Company has no further obligations under this plan beyond its monthly contributions.

Techni Bharathi Limited
Notes to Condensed Financial Statements
Amounts in Thousand US Dollars, except share data and as stated otherwise

(iii) Compensated absences

The employees of the Company are entitled to be compensated for absences based on the unused leave balance and the last drawn salary of the respective employees. The Company has provided for the liability on account of compensated absences in accordance with FAS No. 43, “Accounting for Compensated Absences”.

t)  Legal costs

Legal costs expected to be incurred in connection with a loss contingency are expensed as and when incurred.

u) Income Taxes

Income Taxes are accounted using the asset and liability method. Deferred income tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities, and the respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years on which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the consolidated statement of operations in the period in which the change is enacted. Based on management's judgment, the measurement of deferred tax assets is reduced, if necessary, by a valuation allowance for any tax benefits for which it is more likely than not that some portion or all of such benefits will not be realized.  Tax credits are generally recognized in the year they arise.

v) Preoperating costs

Preoperating costs represent certain marketing and administrative expenses incurred prior to the commencement of commercial operations of the new circles.  These costs are expensed as incurred.

w) Earnings per share

In accordance with FAS 128, “Earnings Per Share”, a basic earnings per equity share is computed using the weighted average number of equity shares outstanding during the period. Diluted earnings per equity share are computed using the weighted average number of common and dilutive common equivalent equity shares outstanding during the period except where the result would be anti-dilutive.

x)  Recent accounting pronouncements

The Company does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

y)  Reclassification

Certain items previously reported in specific captions of the consolidated financial statements have been reclassified to conform to the current year’s presentation.

3.  Intentionally left blank

Techni Bharathi Limited
Notes to Condensed Financial Statements
Amounts in Thousand US Dollars, except share data and as stated otherwise

4. Property and Equipments

The Cost, Depreciation to date and the Net value of Assets of the company are as under:

Particulars	As of March 31, 2007	As of December 31, 2007
Land	$2	$2
Building (Flat)	23	23
Machineries & Equipment	4,177	4,272
Furniture & Fixtures	75	75
Vehicles	698	698
Total	4,975	5,070
Less: Accumulated Depreciation	2,710	2,964
Net	$2,265	$2,106

5. Income taxes

The Company accounted for the deferred tax assets and liabilities as of December 31 2007, on the temporary differences.

Unabsorbed depreciation represented depreciation in excess of the currently deductible amounts that could be carried forward and utilized as tax deductions in future periods.

6 & 7.  Debts

Particulars		As of March 31, 2007		As of December 31, 2007
Short Term Borrowings and current portion of long term debts	$		$
Secured Loan: Cash Credit Loan & WCTL from Bank		6,079		1,148
Long Term Debts, net of current portion
Term loan		1,656		1,401
Loan for assets purchased under Capital lease		-		-
Unsecured Loan – Directors		1		283
Unsecured Loan – Others		676		1,310
Secured Loan - Cash Credit		-		-
Total		$8,412		$4,142

Techni Bharathi Limited
Notes to Condensed Financial Statements
Amounts in Thousand US Dollars, except share data and as stated otherwise

Secured Loan – Cash Credit: Secured by hypothecation of materials/stock of spares, WIP and Receivables in addition to personal guarantee of three directors & collaterally secured by mortgage of company’s land & other immovable properties of directors and their relatives.

8. Dividends

Final dividends proposed by the Board of Directors will be payable when formally declared by the shareholders, who have the right to decrease but not increase the amount of the dividend recommended by the Board of Directors. Interim dividends will be declared by the Board of Directors without the need for shareholders’ approval.

Dividends payable to equity shareholders will be based on the net income available for distribution as reported in the Company's financial statements prepared in accordance with Indian GAAP. Dividends can only be declared and paid in Indian Rupees and/or converted into foreign currency for an equivalent amount in cases where dividend is permitted to be repatriated.  Under the Indian Companies Act 1956, dividends may be paid out of the profits of a company in the year in which the dividend is declared or out of the undistributed profits of previous fiscal years.  Before declaring a dividend greater than 10% of the par value of its equity shares, a company is required to transfer to its reserves a minimum percentage of its profits for that year, ranging from 2.5% to 10%, depending on the dividend percentage to be declared in such year. Dividends can be distributed out of the general reserve in case of a loss or inadequacy of current distributable profits. Presently, the Company is required to pay dividend tax on the total amount of the dividend declared, distributed or paid at the specified tax rate including surcharge.(Applicable tax rate is 16.99% as at March 07).  The Company has not paid any dividends from inception through December 31, 2007.  Under the agreements with the lenders, lender specific permission will be required in certain cases for distributing dividends.

9.  Segment information

The Company follows the provisions of SFAS No 131 “Disclosure about Segments of an Enterprise and Related Information”. SFAS No 131 establishes standards for reporting information regarding operating segments in annual financial statements and requires selected information for those segments to be presented in interim financial reports issued to stockholders. The Company operates in a single segment.

10. Commitments and contingencies

The company has to observe the laws, government orders and regulations of the state in which they operate. A number of them are currently involved in administrative proceedings arising out of the normal conduct of their business. In the opinion of management, however, the outcome of these actions will not materially affect the financial position, result of operations or cash flow.

Commitments

Capital commitments

The estimated amount of contracts remaining to be executed on capital account not provided for as on March 31, 2007 and December 31, 2007 are USD Nil.

b)   Guarantees

The Company had outstanding financial / performance bank guarantees of USD 3,804 as of March 31, 2007 and USD 218,600 as of December 31, 2007.

Contingencies

The Company is contingently liable to pay US $ Nil towards interest and penalty towards Provident Dues as per the orders of the competent authorities.

Preliminary Copies

INDIA GLOBALIZATION CAPITAL, INC.
4336 Montgomery Avenue, Bethesda, MD 20814

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Ram Mukunda and John Selvaraj, as proxies, each with the power of substitution, and hereby authorizes them to vote all shares of Common Stock of the undersigned at the Special Meeting of Stockholders of India Globalization Capital, Inc., to be held on March 6, 2008 at 10:00 a.m., Eastern time, at the offices of at the offices of Seyfarth Shaw LLP 815 Connecticut Ave, N.W., Suite 500, Washington, D.C. 20006, and at any adjournment or postponement thereof.

     WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” ALL PROPOSALS, AND IN THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTER AS MAY PROPERLY COME BEFORE THE MEETING.

(Continued and to be signed on the reverse side)

SPECIAL MEETING OF STOCKHOLDERS OF
INDIA GLOBALIZATION CAPITAL, INC.
March 6, 2008

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL PROPOSALS.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN

BLUE OR BLACK INK AS SHOWN HERE   ☐

	FOR	AGAINST	ABSTAIN
1.
Proposal to approve the “Acquisition Proposal” of India Globalization Capital, Inc. (“IGC”) acting directly or indirectly through one or more newly formed affiliates, consisting of the following proposed acquisitions: a) acquisition of a 63% equity interest in Sricon Infrastructures, Limited (“Sricon”), b) the acquisition of convertible preference shares, and a direct equity interest in Techni Bharathi (“TBL”) and c) the acquisition from Odeon Limited of convertible preference shares of TBL, which when converted along with the convertible preference shares purchased directly from TBL would result in IGC owning a 77% equity interest in TBL.
	☐	☐	☐

EXERCISE CONVERSION RIGHTS

If you both (i) voted “AGAINST” Proposal 1 and (ii) hold shares of IGC common stock issued in its initial public offering, you may exercise your conversion rights and demand that IGC convert your shares of common stock into a pro rata portion of the Trust Account by marking the “Exercise Conversion Rights” box to the right. If you exercise your conversion rights, then you will be exchanging your shares of IGC common stock for cash, and you will no longer own these shares. You will only be entitled to receive cash for these shares if the transactions contemplated by the Acquisition Proposal are completed and you continue to hold these shares through the closing of the transactions contemplated by the Acquisition Proposal. Do not mail your stock certificates with your proxy. If you elect conversion, you will receive instructions on how to return your stock certificates.
☐

2.	To elect two members of IGC’s board of directors to hold office as Class A directors for a period to expire at the fourth annual meeting of stockholders.	NOMINEES
		☐	Sudhakar Shenoy
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	☐	Suhail Nathani

☐	FOR ALL EXCEPT
(See instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: O

3.	To adopt the IGC 2008 Omnibus Incentive Plan	☐	☐	☐
4.	To consider and vote upon a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies.	☐	☐	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method
☐

Signature
Signature	Date:	of Stockholder	Date:

Note: This proxy should be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.